Exhibit 10.28
EXECUTION COPY

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
between

CREDOVA SPV I, LLC
as the Borrower,

and

PFM CREDIT RECOVERY FUND I, LLC
and OHPC LP
as the Lenders

Dated as of March 12, 2026

TABLE OF CONTENTS
SECTION 1.1. Definitions    2
SECTION 1.2. Usage of Terms    15
ARTICLE II
THE ADVANCES
SECTION 2.1. Advances    15
SECTION 2.2. The Note    15
SECTION 2.3. Interest.    16
SECTION 2.4. Note Principal Balance    17
SECTION 2.5. Payments Generally.    17
SECTION 2.6. Procedure for Borrowing; Funding of Advances.    17
SECTION 2.7. Parent Contribution Amount    18
SECTION 2.8. Subordinated Loan Amount    18
ARTICLE III
CONDITIONS TO ADVANCES
SECTION 3.1. Conditions to Effectiveness of this Agreement    18
SECTION 3.2. Conditions Precedent to Each Advance    18
SECTION 3.3. Receivables Related Deliveries.    20
SECTION 3.4. Examination of Receivable Files    20
ARTICLE IV
APPLICATION OF PROCEEDS
SECTION 4.1. Servicer and Servicing Agreement    21
SECTION 4.2. Collections    21
SECTION 4.3. Application of Proceeds    21
SECTION 4.4. Prepayments.    22
SECTION 4.5. Additional Amounts.    22
ARTICLE V
BORROWER REPRESENTATIONS AND WARRANTIES
SECTION 5.1. Organization and Standing    25
SECTION 5.2. Power and Authority    25
SECTION 5.3. Binding Obligations    25
SECTION 5.4. Compliance With Other Instruments    25

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SECTION 5.5. Litigation    26
SECTION 5.6. Financial Statements    26
SECTION 5.7. Real Estate    26
SECTION 5.8. ERISA    26
SECTION 5.9. No Material Adverse Contracts, Etc    26
SECTION 5.10.Consents by Authority    26
SECTION 5.11.No Finder’s or Broker’s Fees    27
SECTION 5.12.Securities Laws    27
SECTION 5.13.Disclosure    27
SECTION 5.14.No Material Business    27
SECTION 5.15.U.S. Person    27
SECTION 5.16.Margin Stock    27
SECTION 5.17.Liens and Encumbrances; Sufficiency of Assets    28
SECTION 5.18.Location of Place of Business; Legal Name; Deposit Accounts    28
SECTION 5.19.Investments and Indebtedness    28
SECTION 5.20.Capabilities    28
SECTION 5.21.[Reserved].    28
SECTION 5.22.Taxes    28
SECTION 5.23.Solvency    28
SECTION 5.24.Licenses    28
SECTION 5.25.Dealings with Obligors    29
ARTICLE VI
COVENANTS
SECTION 6.1. Use of Proceeds    29
SECTION 6.2. [Reserved].    29
SECTION 6.3. Business and Existence    29
SECTION 6.4. Indebtedness and Expenses    29
SECTION 6.5. Payment of Taxes and Assessments    29
SECTION 6.6. Notice of Event of Default    30
SECTION 6.7. Financial Statements; Additional Information; Further Assurances.    30
SECTION 6.8. Right of Inspection/Right of Audit    30
SECTION 6.9. Liens    31
SECTION 6.10.Maintenance of Security Interest    31

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SECTION 6.11.No Transfer of Servicing Rights    31
SECTION 6.12.Notification of Litigation, Liens, Material Events    31
SECTION 6.13.Consolidation, Merger, Sale of Assets    32
SECTION 6.14.Other Agreements    32
SECTION 6.15.Advances, Investments    32
SECTION 6.16.Distributions    32
SECTION 6.17.Approvals and Licenses    32
SECTION 6.18.Purchase of Assets    32
SECTION 6.19.Maintenance of Books and Records; Change in Accounting Policies    32
SECTION 6.20.Underwriting Guidelines    32
SECTION 6.21.Fraudulent Activities; Violations of Law    32
SECTION 6.22.Separate Identity of Borrower    33
SECTION 6.23.Maintenance of Property; Insurance    34
SECTION 6.24.Investment Company    35
SECTION 6.25.Transactions with Affiliates    35
SECTION 6.26.Cooperate in Legal Proceedings    35
SECTION 6.27.Plan Assets; ERISA    35
SECTION 6.28.Deposit Accounts    35
SECTION 6.29.Creation and Perfection of Security Interest    35
SECTION 6.30.Delivery of Notice; Consent    35
ARTICLE VII
COLLATERAL
SECTION 7.1. Security Interest in Collateral    36
SECTION 7.2. Lien Perfection    36
SECTION 7.3. Location of Collateral    36
SECTION 7.4. Protection of Collateral    37
SECTION 7.5. Administration of Collateral    37
SECTION 7.6. Disputes and Claims Regarding the Collateral; Commercial Tort Claims    37
SECTION 7.7. Release of Lien Upon Repurchase of Receivables    37
ARTICLE VIII
DEFAULT; TRIGGER EVENT
SECTION 8.1. Events of Default    37

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SECTION 8.2. Effect of Event of Default    39
SECTION 8.3. Trigger Events    41
ARTICLE IX
MISCELLANEOUS.
SECTION 9.1. Attorney Costs and Expenses    42
SECTION 9.2. Indemnification by Borrower    42
SECTION 9.3. Notices    43
SECTION 9.4. Survival of Representations and Warranties    44
SECTION 9.5. Relationship Between Parties    44
SECTION 9.6. Confidentiality    44
SECTION 9.7. Termination    45
SECTION 9.8. Amendments and Waivers    45
SECTION 9.9. Successors and Assigns; Subsequent Lenders    46
SECTION 9.10.Replacement Note    46
SECTION 9.11.Right of First Refusal; Additional Series    46
SECTION 9.12.Sale of Receivables    47
SECTION 9.13.Governing Law    47
SECTION 9.14.Submission to Jurisdiction    47
SECTION 9.15.Waiver of Jury Trial    47
SECTION 9.16.Enforceability of Agreement    48
SECTION 9.17.Titles    48
SECTION 9.18.Entire Agreement    48
SECTION 9.19.Counterparts    48
SECTION 9.20.Interest Rate Limitation    49
SECTION 9.21.Power of Attorney    49

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EXHIBITS AND SCHEDULES
Exhibits
Exhibit A    -    Form of Note
Exhibit B    -    Receivables Representations & Warranties Exhibit C    -    Policies and Procedures
Exhibit D    -    Form of Notice of Borrowing Exhibit E    -    Form of Borrowing Base Certificate Exhibit F    -    Computer Tape Information
Exhibit G    -    Receivable Files Information Exhibit H    -    Form of Remittance Report

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Schedules
Schedule 5.18 -    Locations, Legal Names and Deposit Accounts

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SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of March 12, 2026, between CREDOVA SPV I, LLC, a Delaware limited liability company having an office at 515 W. Aspen Street, Suite 200c, Bozeman, MT 59715, as the borrower (“Borrower”), and PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company, and OHPC LP, a Delaware limited partnership, both having an office at 330 Boston Post Road, Darien, Connecticut 06820, as the lenders (each a “Lender”, and together the “Lenders”).
RECITALS
WHEREAS, on the date hereof, Borrower is entering into that certain (a) Amended and Restated Master Receivables Purchase and Sale Agreement, dated as of March 12, 2026 (the “Holdings Purchase Agreement”), by and between Credova Holdings, Inc., a Delaware corporation (“Parent”), as seller, and Borrower, as purchaser, and (b) Master Receivables Purchase and Sale Agreement, dated as of March 12, 2026 (the “Financial Purchase Agreement”), by and between Credova Financial LLC, a Delaware limited liability company (“Credova Financial”), as seller, and Borrower, as purchaser, pursuant to each of which Borrower has purchased and will purchase from Parent and Credova Financial, as applicable, from time to time, the indebtedness or obligations owing by obligors (a) with respect to certain retail installment sales contracts secured by consumer goods, household animals and other services (the “Goods”) which are listed on the related Receivable Schedule (collectively the “RISC Receivables” and each a “RISC Receivable”); (b) with respect to certain consumer installment loan contracts which are listed on the related CL Receivable Schedule (collectively the “CL Receivables” and each a “CL Receivable”); (c) with respect to certain consumer buy now pay later receivables which are listed on the related BNPL Receivable Schedule (collectively the “BNPL Receivables” and each a “BNPL Receivable”; and together with the RISC Receivables and the CL Receivables the “Loan Receivables” and each a “Loan Receivable”); and (d) with respect to certain closed end lease contracts secured by the Goods which are listed on the related Lease Receivable Schedule (collectively the “Lease Receivables” and each a “Lease Receivable”, and together with the Loan Receivables, the “Receivables”);
WHEREAS, Borrower and PFM Credit Recovery Fund I, LLC (“PFM”), are parties to that certain Loan and Security Agreement, dated as of December 7, 2018 (as amended from time to time, including via the Amended and Restated Loan and Security Agreement dated November 11, 2021; the “Prior Loan Agreement”), which provides for a revolving credit facility in the maximum aggregate principal amount of $10,000,000;
WHEREAS, Borrower and PFM desire to amend and restate the terms, representations, covenants and agreements of the Prior Loan Agreement in this Agreement as hereinafter set forth;
WHEREAS, PFM is willing to do so on the terms and conditions set forth herein; and
WHEREAS, on the date hereof, the parties hereto agree that the Prior Loan Agreement is hereby amended, restated and replaced in its entirety with this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, Borrower and Lenders (sometimes singularly referred to as a “Party” and collectively referred to as “Parties”) hereby agree as follows:
DEFINITIONS
SECTION 1.1.    Definitions. The following terms shall have the following meanings:
“Account Bank” means Wells Fargo Bank, National Association, with respect to the Collection Account, and its respective successors and assigns.
“Accounts” has the meaning it is given under the UCC. “Additional Amounts” has the meaning set forth in Section 4.5.
“Adjusted Unpaid Principal Balance” means, with respect to a Loan Receivable and as of any date of determination, an amount equal to (a) the Unpaid Principal Balance of such Loan Receivable, minus (b) the amount of any fees and/or points deducted from the initial proceeds remitted to the Obligor on such Loan Receivable and the amount of any discount received by a Seller in connection with the Loan Receivables.
“Administrative Purchase Payment” has the meaning set forth in the Servicing Agreement.
“Advance” and “Advances” have the meanings specified in Section 2.1.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Outstanding Advances” means on any date, an amount equal to the sum of (i) the aggregate Advances minus (ii) the amounts previously applied to the repayment of such Advances pursuant to Section 4.3.
“Agreement” has the meaning specified in the preamble hereto.
“Amortization Period” means the period commencing on the earlier of (a) the Funding Termination Date and (b) the date on which an Event of Default occurs and ending on the Maturity Date.
“APR” means, with respect to a Receivable, the annual percentage rate of finance charges or service charges stated in the related Contract.
“Asset Oversight Fee” means an amount equal to $7,000 per fiscal quarter payable to SR Alternative Credit, LLC on each Remittance Date in March, June, September and December of each calendar year.

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“Authorized Officers” means the Principals.
“Backup Servicer” has the meaning set forth in the Servicing Agreement.
“Backup Servicing Agreement” has the meaning set forth in the Servicing Agreement. “Backup Servicer Fee” has the meaning set forth in the Servicing Agreement. “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) as now or hereafter in effect, or any successor statute.
“BNPL Receivable” has the meaning specified in the recitals hereto. “Borrower” has the meaning specified in the preamble hereto. “Borrowing” has the meaning specified in Section 2.6(a).
“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of (i) the difference between (a) the aggregate Performing Calculated Principal Balance of the Eligible Receivables and (b) $500,000, and (ii) an amount equal to the sum of (a) eighty-nine percent (89%) of the aggregate Adjusted Unpaid Principal Balance of Eligible Loan Receivables that are less than sixty-one (61) days past due, and (b) the product, with respect to each Eligible Lease Receivables that is less than sixty-one (61) days past due, of (1) the Lease Advance Rate of each such Eligible Lease Receivables and (2) the Remaining Lease Balance of such Eligible Lease Receivable. No Write-Off, Liquidated Receivable or Receivable that is more than sixty (60) days past due shall be included as an “Eligible Receivable” for purposes of calculating the Borrowing Base.
“Borrowing Base Availability Amount” means, as of any Funding Date, an amount equal to the greater of (i) zero and (ii) the Borrowing Base as of such date minus an amount equal to the Aggregate Outstanding Advances as of such date.
“Borrowing Base Certificate” has the meaning specified in Section 3.2(b)(ii).
“Borrowing Base Deficiency” means as of any date, the excess, if any, of the Aggregate Outstanding Advances over the Borrowing Base.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York, New York.
“Calculated Principal Balance” means (i) with respect to any Loan Receivable, the Unpaid Principal Balance of such Loan Receivable, and (ii) with respect to any Lease Receivable, the Remaining Lease Balance of such Lease Receivable divided by the Lease-to-Cost Ratio of such Lease Receivable.
“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Lenders with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“CL Receivable” has the meaning specified in the recitals hereto.

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“Closing Date” means December 7, 2018.
“Closing Fee” means a closing fee already paid on the Closing Date.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” has the meaning specified in Section 7.1.
“Collateral Receipt” has the meaning specified in the Servicing Agreement.
“Collection Account” means that certain account to be established and maintained at the Account Bank, as well as such other accounts in the name of Borrower and held and controlled by PFM into which all Collections and other amounts relating to the Receivables shall be deposited. All investment income on and transaction expenses associated with the Collection Account shall be reported for tax purposes as income and expense of Borrower.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of or arising out of or relating to such Receivable, including, without limitation, (a) Scheduled Payments and unscheduled Payments, (b) Prepayments, (c) Late Fees and any other fees and/or amounts due pursuant to the installment loan or lease contracts, (d) Guaranty Amounts, (e) Insurance Proceeds, (f) Liquidation Proceeds or Recoveries, (g) all other cash proceeds of Related Security with respect to such Receivable, (h) any related Administrative Purchase Payment, and (i) Repurchase Price Proceeds.
“Commercial Tort Claim” has the meaning it is given under the UCC.
“Computer Tape” means a computer tape or other electronic medium generated by or on behalf of a seller of Receivables and delivered or transmitted to Borrower which provides such information relating to such Receivables as set forth in the form attached hereto as Exhibit F.
“Contract” means, with respect to a Receivable, the installment lease or loan contract, as applicable, entered into with an Obligor pursuant to or under which such Obligor shall be obligated to pay installment lease or loan payments.
“Controlled Group” means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.
“Credova Financial” has the meaning specified in the recitals hereto.
“Custodial Fees” means any fee paid for custodial services pursuant to the Servicing Agreement and which PFM has approved.
“Custodian” means Monterey or any other Person designated by PFM as the custodian pursuant to the Servicing Agreement.
“Cut Off Date” shall mean, with respect to a Receivable, the date of acquisition by Purchaser of such Receivable.
“Default” has the meaning specified in Section 6.6.

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“Default Rate” means an interest rate equal to eighteen percent (18%) per annum.
“Delinquency Ratio” means, (i) with respect to Loan Receivables, for any calendar month, the quotient, expressed as a percentage, of (A) the aggregate Unpaid Principal Balance of all Loan Receivables as of the last day of such month which, as of such date, are more than thirty (30) days delinquent with respect to all or a portion of any Scheduled Payment, divided by (B) the aggregate Unpaid Principal Balance of all Loan Receivables as of the last day of such month, and (ii) with respect to Lease Receivables, for any calendar month, the quotient, expressed as a percentage, of (A) the aggregate Remaining Lease Balance of all Lease Receivables as of the last day of such month which, as of such date, are more than thirty (30) days delinquent with respect to all or a portion of any Scheduled Payment, divided by (B) the aggregate Remaining Lease Balance of all Lease Receivables as of the last day of such month.
“Deposit Account” has the meaning it is given under the UCC.
“Deposit Account Control Agreement” means each Deposit Account Control Agreement with respect to a Deposit Account among the Account Bank, Borrower and PFM, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Dollars” means the lawful currency of the United States of America.
“Eligible Receivable” means, as of any date, any Receivable with respect to which all of the representations and warranties set forth on Exhibit B attached hereto are true and correct in all respects as of such date.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Event of Default” has the meaning specified in Section 8.1.
“Excluded Obligor” means: (i) any employee or independent contractor of Borrower, Parent or any of their Affiliates (including, but not limited to, all directors, managers and officers of such Affiliates); (ii) any Principal; (iii) any Person that has any right of rescission, set off, counterclaim or any other defense with respect to its obligation to make payments under any Receivable; (iv) any Person that is subject to any bankruptcy or insolvency proceeding; (v) any Person that is engaged in, or has threatened to enter into, any litigation against Borrower, Parent or any of their Affiliates.

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“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) such Lender’s net income or gross receipts by any jurisdiction or Governmental Authority, (b) any branch profits taxes imposed by any jurisdiction or Governmental Authority, (c) taxes attributable to such Lender’s failure to comply with Section 4.5(a)(v) and (d) any U.S. federal withholding taxes imposed under FATCA.
“Facility Availability Amount” means, as of any date of determination, subject to Section 2.6(c), an amount equal to the greater of (i) zero and (ii) an amount equal to the Maximum Credit minus the sum of the Aggregate Outstanding Advances.
“Facility Interest Rate” has the meaning specified in Section 2.3.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement.
“FDCPA” means the Fair Debt Collection Practices Act, 15 U.S.C. § 1692 et seq. “Financial Purchase Agreement” has the meaning specified in the recitals hereto.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Funding Date” has the meaning specified in Section 2.6(a).
“Funding Termination Date” means July 31, 2027.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“General Intangibles” has the meaning it is given under the UCC. “Goods” has the meaning specified in the recitals hereto.
“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court) of the United States.
“Guaranty Amounts” means any and all amounts paid by any guarantor with respect to the applicable Receivable.
“Holdings Purchase Agreement” has the meaning specified in the recitals hereto.

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“Indebtedness” means, with respect to any Person, any amount payable by such Person pursuant to an agreement or instrument involving, relating to or evidencing money borrowed or received, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase, or pursuant to a lease with substantially the same economic effect as any such agreement or instrument, to which such Person is a party as debtor, borrower or guarantor, all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, all obligations to advance funds including keep wells, comfort letters and similar arrangements and all liabilities under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements.
“Indemnified Liabilities” has the meaning specified in Section 9.2. “Indemnified Taxes” means Taxes other than Excluded Taxes. “Indemnitees” has the meaning specified in Section 9.2.
“Insurance Policy” means, with respect to any Goods securing a Receivable, any insurance policy or policies maintained by or on behalf of the Obligor pursuant to the related Contract that covers physical damage to the related Goods and general liability (including any policies procured by a Seller or any agent thereof, on behalf of the Obligor).
“Insurance Proceeds” means, with respect to any Goods securing a Receivable, any amount paid under an Insurance Policy issued with respect thereto or to the related Contracts, net of any proceeds which are required by law or the related Contracts to be paid to the related Obligor.
“Intercompany Note” means a promissory note by Borrower in favor of Credova Financial, evidencing a Subordinated Loan, which promissory note shall be in form and substance satisfactory to PFM.
“Interest Period” means, with respect to each Advance: (a) initially, the period commencing on and including the initial Funding Date with respect to such Advance and ending on but excluding the next following Remittance Date, and (b) thereafter, each period beginning on and including a Remittance Date and ending on but excluding the next Remittance Date.
“Late Fees” means, with respect to a Receivable, any late fees, prepayment charges, extension fees, modification fees, check by phone fees, ACH/EFT fees, any other incidental charges or fees received from an Obligor, including, but not limited to, collection fees and returned check charges or other administrative fees or similar charges allowed by applicable Law that are paid or payable by the Obligor.

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“Laws” means, with respect to any Person or action, as applicable, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lease Advance Rate” means, with respect to any Lease Receivable a percentage equal to the lesser of (a) seventy percent (70%), and (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) eighty nine percent (89%), and (ii) the Original Asset Cost of the related Good, including fees and taxes (if any), and the denominator of which is equal to the Original Lease Balance with respect to such Lease Receivable.
“Lease Receivable” has the meaning specified in the recitals hereto.
“Lease Receivable Purchase Agreement” has the meaning specified in the related Purchase Agreement.
“Lease-to-Cost Ratio” means, with respect to any Lease Receivable, a fraction, expressed as a percentage, the numerator of which is the Original Lease Balance with respect to such Lease Receivable, and the denominator of which is the Original Asset Cost of the related Good, including fees and taxes, if any.
“Lender” and “Lenders” have the meaning specified in the preamble hereto.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
“Limited Guaranty” means, that certain Limited Guaranty dated as of the date executed by Parent and each of the Principals in favor of PFM.
“Liquidated Receivable” means, as of any date of determination and at all times thereafter, a Receivable as to which any of the following first occurs: (i) forty-five (45) days have elapsed since Borrower or the Servicer repossessed the Goods, if applicable, (ii) Borrower or the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) all or a portion of a Scheduled Payment is one hundred twenty (120) days or more delinquent, or (iv) the Goods have been sold and the proceeds received, if applicable. A Receivable which becomes a Liquidated Receivable shall thereafter remain a Liquidated Receivable.

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“Liquidated Receivables Percentage” means, (i) with respect to Loan Receivables, for any calendar month, the quotient, expressed as a percentage, of (A) the aggregate Unpaid Principal Balance of all Loan Receivables which became Liquidated Receivables during such calendar month (measured at their Unpaid Principal Balance at the beginning of such calendar month), divided by (B) the aggregate Unpaid Principal Balance of all Loan Receivables as of the last day of such month, and (ii) with respect to Lease Receivables, for any calendar month, the quotient, expressed as a percentage, of (a) the aggregate Remaining Lease Balance of all Lease Receivables which became Liquidated Receivables during such calendar month (measured at their Remaining Lease Balance at the beginning of such calendar month), divided by (b) the aggregate Remaining Lease Balance of all Lease Receivables as of the last day of such month.
“Liquidation Proceeds” means, with respect to a Liquidated Receivable, the monies collected by a Seller, Borrower and the Servicer (from whatever source including, without limitation, from settlement proceeds) on such Liquidated Receivable.
“Loan Documents” means this Agreement, the Note, the Limited Guaranty, each Deposit Account Control Agreement, the UCC financing statements, the Servicing Agreement, the Pledge Agreement, the Purchase Agreements and all of the other agreements, documents and instruments entered into in connection with the transactions contemplated by this Agreement.
“Loan Receivable” has the meaning specified in the recitals hereto.
“Loan Receivable Purchase Agreement” has the meaning specified in the related Purchase Agreement.
“Material Adverse Effect” means, with respect to Borrower, Sellers or the Servicer, a material adverse effect on (i) the financial condition, business, operations or properties of such Person, (ii) the ability of such Person to perform its obligations under the Loan Documents to which it is a party, (iii) the legality, validity or enforceability of any Loan Document to which it is a party, or (iv) PFM’s interest in the Collateral.
“Maturity Date” means, with respect to the Note, the date, subsequent to the Revolving Period, that is the earlier of: (i) nine (9) months following the Funding Termination Date; and (ii) the Remittance Date on which the Aggregate Outstanding Advances are $1,000,000 or below.
“Maximum Credit” means $10,000,000.
“Maximum Monthly Draw Amount” means $1,000,000, or any other amount on which the parties agree in writing.
“Minimum Advance Amount” means $250,000.
“Minimum Interest Payment” has the meaning specified in Section 2.3. “Minimum Interest Payment Amount” has the meaning specified in Section 2.3. “Monterey” means Monterey Financial Services Inc., a California corporation.

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“Non-use Fee” means an amount equal to the product of (a) 0.50% per annum, (b) the positive difference, if any, between Maximum Credit and the greater of (i) daily average Aggregate Outstanding Advances during the immediately preceding Interest Period and (ii) $5,000,000, and (c) the ratio of the actual number of days in the related Interest Period over 360. The Non-use Fee shall be payable on each Remittance Date and be paid under item fourth of Section 4.3.
“Note” has the meaning specified in Section 2.2.
“Notice” has the meaning specified in Section 9.3.
“Notice of Borrowing” has the meaning specified in Section 2.6(b).
“Obligations” means all present and future liabilities, obligations and Indebtedness of Borrower owing to Lenders and arising under this Agreement, the Note and any other Loan Document, including, without limitation, amounts owed in respect of the Advances, interest, indemnities, fees, charges and expenses.
“Obligor” means a Person obligated to make payments on a Receivable, including co-signers, co borrowers and guarantors.
“Original Asset Cost” means, with respect to any Lease Receivable, the cost of the related Good invoiced to Originator (net of any commissions Originator owes to and/or net of any discount Originator receives from the related retailer) plus the first in-store lease payment, if any, collected by the retailer.
“Original Lease Balance” means, with respect to a Lease Receivable and as of any date of determination, the sum of (i) the product of (a) the installment lease payment amount and (b) the number of lease payments as of the date of origination as set forth in the related Contract, and (ii) the optional purchase price as defined in a related Contract (which purchase price shall be capped at one (1) times the installment lease payment amount for such Lease Receivable for purposes of this calculation).
“Original Loan Balance” means, with respect to any Loan Receivable, the original principal balance of the Loan Receivable as of the date of origination.
“Original Term” means, with respect to any Loan Receivable, the original term to maturity (measured in months) of the Loan Receivable as of the date of origination.
“Originator” means, as applicable, Sellers, Hello Funding, LLC, a Wyoming limited liability company, FlexStar Financial LLC, a Virginia limited liability company, Range Funding LLC, a Wyoming limited liability company, Cornerstone Bank, or any other originator approved by the PFM in writing and in its sole discretion.
“Other Expenses” has the meaning specified in the Servicing Agreement.

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“Other Taxes” means any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies imposed by the United States or any taxing authority thereof or therein from any payment made under or in respect of this Agreement or any other Loan Documents or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document.
“Parent” has the meaning specified in the recitals hereto.
“Parent Contribution Amount” has the meaning specified in Section 2.7.
“Party” and “Parties” have the meanings specified in the recitals hereto.
“Performing Calculated Principal Balance” means the aggregate Calculated Principal Balance of all Eligible Receivables that are less than thirty-one (31) calendar days past due.
“Permitted Liens” means (a) Liens held by Lenders, Liens of Sellers, and Liens of Purchaser and Borrower, and (b) inchoate Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or property, if the same are not yet due and payable and no demand for payment made by the applicable governmental unit.
“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, business trust, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.
“PFM” has the meaning specified in the recitals hereto.
“Plan” means any employee benefit plan which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and either (i) is maintained for employees of a Person or any ERISA Affiliate or in which any such employees participate or to which contributions are made by such Person or any ERISA Affiliate, or (ii) has at any time within the preceding five years been maintained for employees of a Person or any ERISA Affiliate or any Person which was at such time an ERISA Affiliate or in which any such employees participated at such time, or (iii) with respect to which a Person or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA) in the event that such plan has been or were to be terminated.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, executed by Parent in favor of PFM.
“Policies and Procedures” means the Policies and Procedures, attached hereto as Exhibit C.

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“Prepayments” means with respect to a Receivable, all payments, exclusive of Scheduled Payments, paid by or on behalf of the Obligor to prepay, in full or in part, the outstanding Remaining Lease Balance (with respect to Lease Receivables) or Unpaid Principal Balance (with respect to Loan Receivables) owed by such Obligor under the terms of the related Contract.
“Prime Rate” means, for any date of determination, the rate of interest most recently announced by the Wall Street Journal as the prime commercial rate for Dollar-denominated loans made in the United States or, if the Wall Street Journal ceases to publish such rate, the comparable rate as published by a nationally recognized source mutually acceptable to Borrower and PFM.
“Prime RISC Receivable” means a RISC Receivables with an APR of less than thirty-six percent (36%), and a VantageScore™ 3.0 (or beyond) of 680 or higher.
“Principals” means Michael Pena and Kegan Peterson.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
“Purchase” means each purchase of Receivables and Related Security by Purchaser from a Seller.
“Purchase Agreements” means, collectively, the Financial Purchase Agreement and the Holdings Purchase Agreement.
“Purchase Price” means, with respect to any Receivable, the price paid by Borrower to acquire such Receivable.
“Purchaser” has the meaning specified in the recitals hereto.
“Receivable” and “Receivables” have the meanings specified in the recitals hereto. “Receivable File” means the documents pertaining to any Receivable referred to in Exhibit G attached hereto, and any additional documents retained by the Custodian with respect thereto.
“Records” means all contracts, purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by Borrower with respect to the Receivables or the related Obligors.
“Recoveries” means all collections and recoveries received by Borrower, Sellers or the Servicer in respect of any Write-Off.

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“Related Assets” means, with respect to any Receivable, all Collections with respect to, and other proceeds of such Receivable, including all funds received by any Person in payment of any amounts owed (including finance charges, interest and all other charges, if any) in respect of such Receivable, or otherwise applied to repay or discharge such Receivable (including insurance payments that Borrower applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of such Receivable) or other collateral or property of any Obligor or any other Person directly or indirectly liable for payment of such Receivable, and all Records relating to any of the foregoing.
“Related Security” means, with respect to any Receivable:
(i)all of Parent’s, Originator’s and Borrower’s, as applicable, right, title and interest in and to the Goods (excluding the right and/or title to physically possess any firearms), Related Assets, Lease Receivable Purchase Agreements and Loan Receivable Purchase Agreements;
(ii)all security interests, Liens, real property and/or personal property (excluding any physical firearms) subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to the Receivable or otherwise, together with all financing statements or registration applications filed against an Obligor describing any collateral securing such Receivable;
(iii)all letters of credit, insurance, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivable, whether pursuant to the Contract related to the Receivable or otherwise; and
(iv)the related Contract, all books, Records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights), accounts and all general intangibles relating to such Receivable and the related Obligor.
“Remaining Lease Balance” means, with respect to a Lease Receivable and as of any date of determination, the Original Lease Balance less all lease payments made by the related Obligor on such Lease Receivable.
“Remittance Date” means the seventh (7th) day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day.
“Remittance Period” means, with respect to any Receivable and any Remittance Date, the immediately preceding calendar month; provided that the first Remittance Period for any such Receivable shall be the period commencing on the related Cut Off Date to the last day of the calendar month prior to the related first Remittance Date.
“Remittance Report” means a report delivered to PFM by Borrower in respect of each Remittance Date in the form attached hereto as Exhibit H.
“Report Date” means the day which is two (2) Business Days prior to the applicable Remittance Date.

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“Repurchase Price” has the meaning set forth in the related Purchase Agreement.
“Repurchase Price Proceeds” means, with respect to any Receivable, any monies paid to Borrower by a Seller pursuant to Section 6.4 of the related Purchase Agreement.
“Requested Borrowing Amount” has the meaning specified in Section 2.6(c).
“Requirement of Law” means, as to any Person or Receivable, as applicable, any law, treaty, rule or regulation, determination or order of any arbitrator or a court or other Governmental Authority, judgment, decree, franchise or permit in each case applicable to or binding upon such Person or any of its property or to which such Person or Receivable, as applicable, or, in the case of any Person, any of its property is subject.
“Revolving Period” has the meaning specified in Section 2.1.
“RISC Receivable” has the meaning specified in the recitals hereto.
“Scheduled Payments” means, with respect to any Receivable, the periodic installment lease or loan payments, as applicable, payable under the terms of the related Contracts.
“Second Amended and Restated Date” means March 12, 2026.
“Securities Act” means the Securities Exchange Act of 1933, as amended, and any rules or regulations promulgated thereunder.
“Seller” means either Parent or Credova Financial, as applicable. “Sellers” means, collectively, Parent and Credova Financial.
“Servicer” means Monterey or any Person (whether as a successor to Monterey or otherwise) with Servicing Rights.
“Servicing Agreement” means that certain Servicing Agreement, dated as of May 1, 2019, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among Borrower, Servicer, Custodian and PFM or any other agreement giving rise or relating to Servicing Rights with respect to Receivables, including any assignment or other agreement relating to such agreement.
“Servicing Expenses” has the meaning specified in the Servicing Agreement. “Servicing Fees” has the meaning specified in the Servicing Agreement.
“Servicing Rights” means contractual, possessory or other rights of Parent or any other Person, whether arising under any Servicing Agreement or otherwise, to administer or service a Receivable or to possess related Records.
“Subordinated Loan” has the meaning specified in Section 2.8. “Subordinated Loan Amount” has the meaning specified in Section 2.8. “Subsidiary” has the meaning specified in the related Purchase Agreement. “Supporting Obligations” has the meaning it is given under the UCC.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.
“Transfer Date” has the meaning specified in Section 6.03(b) of the Servicing Agreement.
“Trigger Event” has the meaning specified in Section 8.3.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Underwriting Guidelines” means the underwriting criteria established by Sellers in the Policies and Procedures attached hereto as Exhibit C.
“Unpaid Principal Balance” means the original principal balance of a Loan Receivable less any principal payments received with respect to such Loan Receivable.
“Write-Off” means any Receivable which Borrower has determined in good faith to be uncollectible.
SECTION 1.2. Usage of Terms. For purposes of this Agreement, unless otherwise specified herein: (1) accounting terms used and not specifically defined therein shall be construed in accordance with GAAP; (2) terms used in Article 9 of the New York UCC, and not specifically defined herein, are used therein as defined in such Article 9; (3) the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings; (4) references to any Person include such Person’s permitted successors; (5) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (6) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (7) the term “or” means “and/or”; (8) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms; (9) references to “Section”, “Schedule”, “Exhibit”, “Annex” and “Appendix” herein are references to Sections, Schedules, Exhibits, Annexes and Appendices in or to this Agreement; (10) the various captions (including any table of contents) are provided solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement; (11) references to any statute or regulation refer to that statute or regulation as amended from time to time, and include any successor statute or regulation of similar import; and (12) any reference in this Agreement to this Agreement or any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time.

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ARTICLE II
THE ADVANCES
SECTION 2.1. Advances. Lenders agree from time to time, on the terms and conditions of this Agreement, to make loans in the form of advances (individually, an “Advance”; collectively, the “Advances”) to Borrower, on any Business Day from and including the Closing Date to and including the Funding Termination Date (the “Revolving Period”) in an aggregate principal amount up to but not exceeding the Maximum Credit, subject to fulfillment of, with respect to the initial Advance, the conditions precedent set forth in Sections 3.1 and 3.2 and, with respect to each subsequent Advance, the conditions precedent set forth in Section 3.2.
SECTION 2.2. The Note.
(a)The Advances made by Lenders to Borrower hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (the “Note”), dated the date hereof, payable to PFM on behalf of Lenders in a principal amount equal to the lesser of (i) the Maximum Credit and (ii) the Aggregate Outstanding Advances.
(b)The date, amount and interest rate of each Advance made by Lenders to Borrower, and each payment and prepayment made on all or any portion of the Aggregate Outstanding Advances in accordance with Sections 4.3 or 4.4, shall be recorded by Lenders on their books and noted by Lenders on the grid attached to the Note; provided that the failure of any Lender to make any such recordation or notation shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Aggregate Outstanding Advances.
SECTION 2.3. Interest.
(a)The Aggregate Outstanding Advances shall bear interest from and including the first (1st) day of an Interest Period to but excluding the last day of such Interest Period at a rate per annum equal to fourteen and a half percent (14.5%) (the “Facility Interest Rate”); provided that from and after the occurrence of an Event of Default, the Facility Interest Rate shall be equal to the Default Rate; provided, further, that if Borrower pays or prepays all or any portion of the Aggregate Outstanding Advances in accordance with Section 4.4, interest on such paid or prepaid amounts shall cease to accrue upon such payment or prepayment. Interest on the Aggregate Outstanding Advances shall be payable on each Remittance Date on the basis of the actual number of days elapsed during the applicable Interest Period or other period, for a 360-day year. The applicable Facility Interest Rate for each Interest Period shall be determined by PFM and written notice of such Facility Interest Rate given to Borrower at least two (2) Business Days prior to the beginning of such Interest Period in accordance with the applicable provisions hereof, and such determination shall be prima facie evidence of the correctness of such determination. Notwithstanding anything to the contrary contained herein, during the Revolving Period, in the event that Borrower’s aggregate interest payments hereunder for any of the three-month periods specified below are less than the amount specified below (the “Minimum Interest Payment”), then Borrower shall be required to pay to PFM on the last Remittance Date in such three-month period an amount (the “Minimum Interest Payment Amount”) equal to the difference between the Minimum Interest Payment and the amount of interest actually paid during such three-month period:

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On the Remittance Date in July 2024 and on each subsequent third Remittance Date, $175,000.
The Minimum Interest Payment shall be prorated in the period during which the Funding Termination Date occurs for the actual number of days elapsed through such Funding Termination Date.
(b)If there shall be a continuing Event of Default in the payment of the principal of or interest on the Aggregate Outstanding Advances or any other amount becoming due hereunder, by acceleration or otherwise, Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at the applicable Facility Interest Rate.
SECTION 2.4. Note Principal Balance. The Aggregate Outstanding Advances evidenced by the Note shall be repaid on each Remittance Date as specified in Section 4.3. Except as provided in Section 4.4, the Aggregate Outstanding Advances evidenced by the Note may not be paid or prepaid from any other funds on any date prior to the Maturity Date without the consent of PFM; provided, however, that the Aggregate Outstanding Advances evidenced by the Note may be paid or prepaid if and to the extent that PFM shall have declared the unpaid Aggregate Outstanding Advances and all accrued interest thereon to be immediately due and payable following the occurrence of an Event of Default as provided in Section 8.2.
SECTION 2.5.    Payments Generally.
(a)All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to PFM, in Dollars and in immediately available funds on the date such payment is due and payable by 5:00 p.m. (Eastern time). All payments received by PFM after 5:00 p.m. (Eastern time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day.
SECTION 2.6.    Procedure for Borrowing; Funding of Advances.
(a)Allowable Time and Amount of Advances. Subject to the terms and conditions of this Agreement, from and after the Closing Date, Borrower may request Advances (each such event, a “Borrowing”) for any Business Day during the Revolving Period (each such date, a “Funding Date”) in amounts not less than the Minimum Advance Amount. The amount requested for any such Borrowing shall not exceed, and any greater amount so requested shall be deemed to be equal to, the Requested Borrowing Amount as determined pursuant to clause (c) of this Section 2.6 for the Eligible Receivables (as evidenced by the related Receivable Schedule provided to PFM as required by Section 3.2(b)(i)) to which such Advances relate on such Funding Date. The aggregate amount of all Advances requested in any calendar month shall not exceed the Maximum Monthly Draw Amount, unless otherwise agreed to by PFM in writing.

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(b)Notice of Borrowing. Any request for a Borrowing by Borrower shall be made by delivering to PFM an irrevocable notice of borrowing in the form attached hereto as Exhibit D (a “Notice of Borrowing”), which must be received no later than 2:00 p.m. (Eastern time) two (2) Business Days prior to the requested Funding Date. Any such delivery may be made by facsimile or email delivered to the individual designated by PFM to receive such notice.
(c)Advances by Lenders. Upon Borrower’s request for a Borrowing pursuant to Section 2.6(b), Lenders shall, provided all conditions precedent set forth in Sections 3.1 and 3.2 have been met, not later than 5:00 p.m. (Eastern time) on the requested Funding Date, make Advances in an aggregate amount (the “Requested Borrowing Amount”) equal to the least of (i) the amount of the Advances requested by Borrower in the related Notice of Borrowing, (ii) the Borrowing Base Availability Amount as of such Funding Date and (iii) the Facility Availability Amount as of such Funding Date. Subject to the foregoing, Lenders shall make such Advances available to Borrower via wire transfer of immediately available funds (pursuant to wire transfer instructions provided by Borrower two (2) Business Days prior to such Funding Date). Lenders shall not be obligated to make Advances more frequently than twice in any 30-day period.
(d)No Duplicate Borrowing. No Eligible Receivable may be the subject of more than one Borrowing.
SECTION 2.7. Parent Contribution Amount. On each Funding Date, Parent shall make a capital contribution to Borrower in an amount equal to the aggregate Purchase Price for the applicable Eligible Receivables less the related Requested Borrowing Amount (the “Parent Contribution Amount”). Pursuant to the Holdings Purchase Agreement, such capital contribution may be in the form of a contribution of the Receivables purchased by Borrower on such date.
SECTION 2.8. Subordinated Loan Amount. On each Funding Date, Credova Financial shall make an intercompany loan to Borrower (the “Subordinated Loan”) in an amount equal to the aggregate Purchase Price for the applicable Eligible Receivables less the related Requested Borrowing Amount (the “Subordinated Loan Amount”). Pursuant to the Financial Purchase Agreement, such Subordinated Loan may be in the form of an Intercompany Note from Borrower to Credova Financial on such date.
ARTICLE III
CONDITIONS TO ADVANCES
SECTION 3.1. Conditions to Effectiveness of this Agreement. This Agreement and Lenders’ obligations hereunder shall be subject (unless waived by PFM in writing) to the conditions precedent that Lenders shall have received each of the following, on or before the Second Amended and Restated Date, each (unless otherwise indicated) dated as of the Second Amended and Restated Date and each in form and substance satisfactory to PFM:
(a)This Agreement, duly executed and delivered by the parties hereto;
(b)The Holdings Purchase Agreement, duly executed and delivered by the parties thereto;

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(c)The Financial Purchase Agreement, duly executed and delivered by the parties thereto; and
(d)Any other documents or information reasonably requested by PFM.
SECTION 3.2. Conditions Precedent to Each Advance. The making of each Advance by Lenders hereunder (including the initial Advance) is subject to the satisfaction of the following conditions precedent:
(a)With respect to the initial Advance, PFM shall have received (a) evidence satisfactory to PFM of the establishment of the Collection Account with the Account Bank and PFM shall have received the Deposit Account Control Agreements, each duly executed and delivered by the parties thereto; and (b) the Closing Fee (to be deducted from the initial Advance);
(b)PFM or its designee shall have received on or before the related Funding Date:
(i)the Computer Tape with respect to all relevant Receivables, delivered pursuant to Section 3.3(a) along with the Receivable Schedule with respect to Eligible Receivables for which a Borrowing is requested;
(ii)a certificate executed by Borrower and the Servicer in the form of Exhibit E attached hereto showing a true and correct calculation of the Borrowing Base as of such Funding Date (“Borrowing Base Certificate”);
(iii)a certificate, executed by an Authorized Officer of Borrower, certifying that the conditions set forth in Section 3.2(c) have been satisfied; and
(iv)such certificates, or other documents as PFM may reasonably request;
(c)All representations and warranties in this Agreement and all other Loan Documents that are not subject to materiality qualifications shall be true and correct in all material respects as of such Funding Date as if made on such date and all representations and warranties in this Agreement and all other Loan Documents that are subject to materiality qualifications shall be true and correct in all respects as of such Funding Date as if made on such date; Borrower shall be in compliance with the terms and conditions set forth herein; no Default, Event of Default or Trigger Event shall have occurred and be continuing or shall occur as a result of the making of such Advance; and the making of such Advance shall not cause a violation of the portfolio concentration limits set forth in Exhibit B;
(d)With respect to the initial Advance, PFM shall have received the insurance certificates described in Section 6.23;
(e)PFM or its designee shall have received any other documents requested by PFM;
(f)Borrower (or such applicable Seller) shall have delivered to the Custodian all documents related to each Receivable in accordance with Section 3.3(b) and the provisions of the Servicing Agreement;

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(g)PFM or its designee shall have received the Collateral Receipt with respect to the documents delivered pursuant to Section 3.2(f) above;
(h)Borrower shall have marked or caused the Servicer to have marked the related provisions of its loan servicing system evidencing the Receivables with the following applicable legend or the equivalent thereof:
“THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN (A) SOLD TO CREDOVA SPV I, LLC PURSUANT TO THE AMENDED AND RESTATED MASTER RECEIVABLES PURCHASE AND SALE AGREEMENT, DATED AS OF MARCH 12, 2026, BETWEEN CREDOVA HOLDINGS, INC., AS SELLER, AND CREDOVA SPV I, LLC, AS PURCHASER, AND (B) PLEDGED TO PFM CREDIT RECOVERY FUND I, LLC PURSUANT TO THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, DATED AS OF MARCH 12, 2026, BETWEEN CREDOVA SPV I, LLC, AS BORROWER, PFM CREDIT RECOVERY FUND I, LLC, AS A LENDER, AND OHPC LP, AS A LENDER”; or
“THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN (A) SOLD TO CREDOVA SPV I, LLC PURSUANT TO A MASTER RECEIVABLES PURCHASE AND SALE AGREEMENT, DATED AS OF MARCH 12, 2026, BETWEEN CREDOVA FINANCIAL, LLC, AS SELLER, AND CREDOVA SPV I, LLC, AS PURCHASER, AND (B) PLEDGED TO PFM CREDIT RECOVERY FUND I, LLC PURSUANT TO THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, DATED AS OF MARCH 12, 2026, BETWEEN CREDOVA SPV I, LLC, AS BORROWER, PFM CREDIT RECOVERY FUND I, LLC, AS A LENDER, AND OHPC LP, AS A LENDER”;
(i)To the extent applicable, each secured party shall have released all of its right, title and interest in, to and under such Receivable (including, without limitation, any security interest that such secured party or secured party’s agent may have by virtue of its possession, custody or control thereof) and to the extent applicable, has filed UCC termination statements in respect of any UCC filings made in respect of such Receivable, and each such release and UCC termination statement or other evidence of release and termination satisfactory to PFM has been delivered to PFM and if applicable, to the appropriate custodian;
(j)[Reserved]; and
(k)Satisfaction of all conditions precedent to each Purchase set forth in Section 3.2 of the related Purchase Agreement.
SECTION 3.3. Receivables Related Deliveries.
(a)Borrower shall deliver to PFM and the Custodian, the Computer Tape setting forth all of the Receivables owned by Borrower and included in the calculation of the Borrowing Base, by 1:00 p.m. (Eastern time) two (2) Business Days prior to the related Funding Date (unless otherwise agreed to by Borrower and PFM).

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(b)Pursuant to the Servicing Agreement, Borrower (or a Seller on behalf of Borrower) shall from time to time in connection with each Funding Date, by 5:00 p.m. (Eastern time) two (2) Business Days prior to such Funding Date, deliver and release to the Custodian those Receivable Files as required by the Servicing Agreement. Borrower shall ensure that the Custodian certifies its receipt of all such Receivable Files required to be delivered pursuant to the Servicing Agreement for the related Funding Date, and shall deliver such certification to PFM.
SECTION 3.4. Examination of Receivable Files. Borrower shall, prior to the related Funding Date, make the Receivable Files related to each Receivable to be purchased on such Funding Date available to PFM for examination at Borrower’s offices, at the offices of the Custodian if such Receivable File has been delivered to the Custodian pursuant to Section 3.3(b), or such other location as shall otherwise be agreed upon by PFM and Borrower. Such examination may be made by PFM or its designee at any reasonable time before or after the related Funding Date.

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ARTICLE IV
APPLICATION OF PROCEEDS
SECTION 4.1. Servicer and Servicing Agreement. Pursuant to the Servicing Agreement, Monterey has agreed to act as the Servicer with respect to the Receivables. As a condition of this Agreement, Borrower has assigned for security all of its rights under the Servicing Agreement to PFM.
SECTION 4.2. Collections. All Collections, including checks and other instruments, shall be deposited in the Collection Account within one (1) Business Day after receipt thereof by (a) Borrower, (b) Parent, or (c) its Affiliates, and Borrower will request that the Servicer and its Affiliates deposit such Collections within that timeframe, to the extent that any of Borrower’s Collections were received by such Persons. Collections and other transaction history for each Remittance Period shall be reported to PFM, and shown on the Electronic File, in such detail as PFM may reasonably request.
SECTION 4.3. Application of Proceeds. On each Report Date until such time as all Obligations have been satisfied, or until the Servicer and PFM shall have determined (which determination shall be made in a commercially reasonable manner) that the Receivables have been exhausted, Borrower shall deliver a Remittance Report, the Computer Tape and a Borrowing Base Certificate to PFM. On each Remittance Date, PFM shall instruct the Account Bank to remit from the Collection Account all Collections in respect of the Receivables for the related Remittance Period and all related net investment earnings on amounts on deposit in the Collection Account in the following order, priority and amounts:
first, to the Servicer, any Servicing Fees, Servicing Expenses and Other Expenses not previously paid or reimbursed for the subject Remittance Period;
second, on a pari passu basis, (i) to the Custodian, any Custodial Fees and any expenses of the Custodian reimbursable under the Servicing Agreement and not previously paid or reimbursed, (ii) to the Backup Servicer, if any, any Backup Servicer Fee and any expenses reimbursable under the Backup Servicing Agreement not previously paid or reimbursed, each for the subject Remittance Period;
third, to PFM, reimbursement of any and all reasonable fees, out-of-pocket costs and expenses associated with its administration and enforcement of, and any amendments made or waivers granted with respect to, this Agreement or the Loan Documents (including the “Additional Amounts”);
fourth, to PFM, any accrued and unpaid interest on the Aggregate Outstanding Advances (including, during the Revolving Period, any Minimum Interest Payment Amount and any Non-use Fee) and, after the occurrence of an Event of Default, the amount necessary to repay the Aggregate Outstanding Advances until the Aggregate Outstanding Advances have been reduced to zero;

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fifth, to PFM, (i) during the Revolving Period, repayment of the Aggregate Outstanding Advances until the Aggregate Outstanding Advances do not exceed the Borrowing Base, and, (ii) during the Amortization Period, repayment of the Aggregate Outstanding Advances until such Aggregate Outstanding Advances do not exceed the Borrowing Base, and then, during the Amortization Period, one hundred percent (100%) of the remaining Collections until the Aggregate Outstanding Advances have been reduced to zero;
sixth, to the Servicer, any defense or indemnification amounts payable to the Servicer pursuant to Section 7.01 of the Servicing Agreement and not previously paid or reimbursed for the subject or any prior Remittance Period;
seventh, to PFM, payment of an amount equal to the sum of any past-due payments under any other financing facility or loan extended by Lenders or its Affiliates to Parent or their Affiliates; and
eighth, to Borrower, any Collections remaining after application of such amounts pursuant to clauses first through seventh above.
SECTION 4.4.    Prepayments.
(a)Voluntary. Borrower may at any time, prepay in whole the Aggregate Outstanding Advances upon at least thirty (30) days’ prior written (delivered by mail or facsimile) notice to PFM (or telephone notice promptly confirmed by written (delivered by mail or facsimile) notice). The notice of prepayment shall specify the prepayment date, shall be irrevocable and shall commit Borrower to prepay the Aggregate Outstanding Advances in full (or a lesser amount mutually agreed upon by the Parties) on the date stated therein. Any such prepayment shall be accompanied by the payment of a fee equal to the sum of all remaining Minimum Interest Payments through the Funding Termination Date by Borrower to PFM. Prepayment of the Aggregate Outstanding Advances pursuant to this Section 4.4(a) shall have no effect upon, or in any way reduce, amounts otherwise distributable to PFM pursuant to Section 4.3.
(b)Mandatory Prepayments. Borrower shall prepay the Aggregate Outstanding Advances within two (2) Business Days after the earlier of the date (i) that an Authorized Officer becomes aware that a Borrowing Base Deficiency exists and (ii) on which Borrower receives written notice from PFM that a Borrowing Base Deficiency exists, in each case in an amount equal to such Borrowing Base Deficiency, which shall be applied to repay the Aggregate Outstanding Advances. Any prepayment pursuant to this Section 4.4(b) does not require the payment of any prepayment fee. Prepayment of the Aggregate Outstanding Advances pursuant to this Section 4.4(b) shall have no effect upon, or in any way reduce, amounts otherwise distributable to PFM pursuant to Section 4.3.
SECTION 4.5.    Additional Amounts.
(a)Taxes.
Any and all payments by Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes; provided, however, that if Borrower shall be required to deduct or withhold any Indemnified Taxes from such

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payments, then (i) if there has been a Change in Law (other than with regard to the making of a filing or the provision of a form) with regard to any Indemnified Taxes after the date hereof, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5(a)(i)) PFM receives an amount equal to the sum it would have received had no such deductions or withholdings been made but only to the extent that any such deduction or withholding is required solely as a result of such Change in Law, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.
(i)In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(ii)Following the provision by PFM of evidence of payment of Indemnified Taxes, including calculations of such Indemnified Taxes, reasonably satisfactory to Borrower, Borrower shall indemnify Lenders for the full amount of any Indemnified Taxes or Other Taxes required to be paid by Lenders, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.5(a)(ii)) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. Such amount shall constitute an “Additional Amount” and shall be paid pursuant to Section 4.3.
(iii)To the extent reasonably practicable, after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to PFM the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to PFM.
(iv)If a payment made to PFM under any Loan Document would be subject to
U.S. federal withholding Tax imposed by FATCA if PFM were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), PFM shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that PFM has complied with PFM’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. PFM agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

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(b)Change in Circumstances.
Notwithstanding any other provision of this Agreement, if any Change in Law, other than a change in law relating to Taxes, shall impose on Lenders any condition affecting this Agreement or the Advances made by Lenders, and the result of any of the foregoing shall be to increase the cost to Lenders of making or maintaining any Advance or to reduce the amount of any sum received or receivable by Lenders hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by Lenders to be material, then Borrower will pay to PFM such additional amount or amounts as will compensate Lenders for such additional costs incurred or reduction suffered. Any amounts paid under this Section 4.5(b)(i) shall be excluded from any claim for indemnification under Section 9.2.
(i)A certificate of the affected Lender setting forth in reasonable detail the Change in Law claimed and a calculation of the amount or amounts necessary to compensate such Lender, as specified in paragraph (i) above, shall be delivered to Borrower and shall be prima facie evidence of the correctness of such calculation. Such amount shall constitute an “Additional Amount” and shall be paid pursuant to Section 4.3 on the Remittance Date immediately following the date on which Borrower receives such certificate.
(ii)Failure or delay on the part of an affected Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute or be deemed as a waiver of such Lender’s right to demand such compensation. The protection of this Section 4.5(b) shall be available to Lenders regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed. Each Lender agrees to reimburse Borrower in the amount of any such payments made to Lender under this Section 4.5(b) to the extent either Lender receives reimbursement from another source for such amounts.
(c)Breakage Indemnity. Borrower shall indemnify Lenders against any reasonable losses, costs, claims, damages, liabilities or expenses that Lenders may sustain or incur as a consequence of (i) any event, other than a default by Lenders in the performance of its obligations hereunder, which results in Lenders receiving or being deemed to receive any amount on account of the principal of the Aggregate Outstanding Advances prior to the end of the Interest Period in effect therefor or (ii) any default of the Borrower in the making of any payment or prepayment required to be made hereunder. A certificate of PFM setting forth in reasonable detail a calculation of any amount or amounts which Lenders are entitled to receive pursuant to this Section 4.5(c) shall be delivered to Borrower and shall be conclusive absent manifest error. Such amount shall constitute an “Additional Amount” and shall be paid pursuant to Section 4.3 on the Remittance Date immediately following the date on which Borrower receives such certificate.
(d)Asset Oversight Fee. On the last Remittance Date of each calendar quarter, Borrower shall pay to SR Alternative Credit, LLC, for its own benefit, the Asset Oversight Fee, which shall be fully earned and non-refundable as of the date that each such payment is due. Such amount shall be paid pursuant to Section 4.3.

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ARTICLE V
BORROWER REPRESENTATIONS AND WARRANTIES
To induce Lenders to enter into this Agreement, Borrower hereby makes the following representations and warranties as of the Second Amended and Restated Date and each Funding Date, each of which shall survive the execution and delivery of this Agreement, the Note and any related document and agreement.
SECTION 5.1. Organization and Standing. Borrower is a duly formed and validly existing limited liability company, in good standing under the laws of its jurisdiction of organization, with all requisite limited liability company power and authority to own and operate its assets, to conduct the businesses in which it is engaged or proposes to engage and to consummate the transactions contemplated herein, has been duly qualified in each jurisdiction where required by the conduct of its business or its ownership of properties, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has not adopted any resolutions or taken any action leading to liquidation.
SECTION 5.2. Power and Authority. Borrower has all requisite limited liability company power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents to which it is a party, and has duly and properly taken all necessary limited liability company action to permit and authorize the execution, delivery and performance of its obligations under this Agreement and the other Loan Documents to which it is a party, and the consummation of its role in the transactions contemplated herein and therein.
SECTION 5.3. Binding Obligations. This Agreement and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by Borrower, and each constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its respective terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

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SECTION 5.4. Compliance With Other Instruments. Borrower is not in violation of, or default under, any Requirement of Law, any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, other than violations that could not reasonably be expected to have a Material Adverse Effect. The execution, delivery on the Closing Date and the performance by Borrower of and in accordance with this Agreement and the other Loan Documents to which it is a party, and any related document and agreement required to be delivered hereunder or thereunder, the consummation of the transactions contemplated herein or therein and the compliance with the terms and provisions hereof or thereof, will not (a) violate the organizational and governing documents of Borrower, (b) contravene any Requirement of Law to which Borrower is subject or (c) violate, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, other than the security interest in favor of Lender hereunder, upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which its properties or assets are bound or may be subject, other than, with respect to clauses (b) and (c) above, such contraventions, violations, conflicts and breaches that could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.5. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties or assets, or to which Borrower or its properties or assets is subject, nor is there any outstanding judgment, order, writ, injunction, decree or award affecting Borrower or its properties or assets before any court or before any Government Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and Borrower does not have any knowledge of any basis for any such suit, proceeding or investigation.
SECTION 5.6. Financial Statements. The Financial Statements of Borrower, copies of which have been delivered to PFM, fairly and accurately present in all material respects the financial condition of Borrower as at the date thereof and the results of operations for Borrower for the fiscal period ended on the date thereof, all in accordance with GAAP, except for the absence of footnotes and normal year-end adjustments in any unaudited financial statements so delivered. To comply with the requirements of this section, Borrower shall be entitled to submit to PFM the quarterly and yearly public filings made to the SEC by its indirect parent company, PSQ Holdings, Inc. and/or a standalone consolidated audit of Parent.
SECTION 5.7. Real Estate. Borrower does not own any real property and does not lease any real property.

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SECTION 5.8. ERISA. Neither Borrower nor any of its ERISA Affiliates has any Plans. Borrower does not participate in, has not participated in, and has no liability (including any contingent liability) to, any “multi-employer plan,” as defined in Section 4001(a)(3) of ERISA or other defined benefit pension plan as defined in ERISA §3(2). Borrower and its ERISA Affiliates are in compliance in all respects with all requirements of each Plan, and each Plan complies in all respects, and is operated in compliance in all respects, with all Requirements of Law, in each case except as such non-compliance could not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Plan which could result in the incurrence by Borrower of any material liability, fine or penalty or the imposition of a lien on any of the Collateral. All required contributions have been and will be made in accordance with the provisions of each Plan. Members of the Controlled Group currently comply and have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or other substantially similar provisions under federal, state or local laws, rules or regulations.
SECTION 5.9. No Material Adverse Contracts, Etc. Borrower is not obligated under any contract or agreement or under any Law which adversely affects in any material respect its ability to perform the Obligations or which adversely affects in any material respect the value of the Collateral or which would adversely affect the legality or enforceability of this Agreement or the other Loan Documents.
SECTION 5.10. Consents by Authority. Except for the filing of financing statements or similar notices of encumbrance, all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits and authorizations required to be taken, given or obtained, as the case may be, by or from any federal, state or other Governmental Authority or agency, that are necessary or advisable in connection with the execution and delivery by Borrower of, and performance by Borrower of its respective obligations under, the Loan Documents to which it is a party have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation by Borrower of the transactions contemplated by this Agreement and any other Loan Document to which it is a party and the performance by Borrower of its obligations hereunder and thereunder.
SECTION 5.11. No Finder’s or Broker’s Fees. There are no broker’s or finder’s fees payable by Borrower to any Person in connection with this Agreement, the other Loan Documents or the transactions contemplated herein or therein and no broker’s or finder’s fee is payable by Borrower to any Person in connection with any Advance.
SECTION 5.12. Securities Laws. Neither Borrower nor any Person controlling Borrower, or any subsidiary of Borrower is an “investment company” under the Investment Company Act of 1940, as amended, or is subject to any other federal, state or local statute or regulation limiting its ability to incur Indebtedness.

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SECTION 5.13. Disclosure. The representations and warranties made by Borrower herein and any certificates, exhibits and schedules attached hereto (including any such documents furnished by electronic medium) and, to the knowledge of Borrower, any other information, data, reports, certificates, financial statements and similar writings required to be furnished to PFM by Borrower in connection with the transactions under this Agreement and the Loan Documents, are true and accurate in all material respects, in each case, on the date such information was furnished and in light of the circumstances in which it was furnished, except that with respect to any projections furnished by Borrower, (i) there are uncertainties inherent in attempting to make such projections, (ii) PFM is familiar with such uncertainties, and (iii) PFM is making its own evaluation of the adequacy and accuracy of all such projections furnished to PFM. There is no fact or condition existing as of the date hereof which does currently have, or to the best knowledge of Borrower, in the future will have, a Material Adverse Effect.
SECTION 5.14. No Material Business. Since its formation, Borrower has had no material business or operations and has no liabilities, other than the purchase and financing of the Receivables under the Loan Documents and other incidental activities related thereto and contemplated therein. Borrower has no Subsidiaries and does not have any outstanding loans or advances to, and does not control directly or indirectly, and has no direct or indirect equity participation in, any Person.
SECTION 5.15. U.S. Person. Borrower is a U.S. person under the Code.
SECTION 5.16. Margin Stock. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U or X of the FRB.
SECTION 5.17. Liens and Encumbrances; Sufficiency of Assets. Upon Borrower’s acquisition of the Receivables, the Receivables will be owned by Borrower free and clear of any Lien other than Permitted Liens. All actions necessary in any jurisdiction to give PFM a first priority perfected lien under the UCC in each Receivable acquired by Borrower have been performed. No Receivable acquired by Borrower or constituent part thereof constitutes a “negotiable instrument” or “negotiable document of title” or an “investment” or “chattel paper” (as such terms are used in the UCC) unless such instrument or document of title or chattel paper has been delivered to the Custodian for the benefit of PFM. In connection with the sale of any Receivable by a Seller to Borrower, Borrower has filed or will cause to be filed within ten (10) days after the purchase of the Receivable, in respect to each such sale, UCC financing statements in all jurisdictions necessary to perfect a security interest of Borrower in the Receivables (and the Related Security).
SECTION 5.18. Location of Place of Business; Legal Name; Deposit Accounts. Borrower’s primary place of business, chief executive office, location of all of its property and Deposit Accounts are as set forth on Schedule 5.18 attached hereto.
SECTION 5.19. Investments and Indebtedness. Borrower has not incurred any Indebtedness nor made any investments nor advanced any loans or other funds to or for the benefit of any other Person other than in connection with the Loan Documents.

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SECTION 5.20. Capabilities. Borrower has adequate capital, assets, liquidity, personnel, facilities, equipment, software, systems capability and competence to perform its Obligations.
SECTION 5.21. [Reserved].
SECTION 5.22. Taxes. Borrower has filed or caused to be filed all federal and all material state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except any such taxes, assessments or charges (a) that are being diligently contested in good faith by appropriate proceedings and (b) for which adequate reserves in accordance with GAAP shall have been set aside on its books.
SECTION 5.23. Solvency. Borrower: (i) is not “insolvent” (as such term is defined in Section 101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
SECTION 5.24. Licenses. Borrower has all governmental licenses, authorizations, consents and approvals required to carry on the business of origination, acquisition and sale of the Receivables in each jurisdiction in which such business will be conducted, except where, failure to obtain such license, authorization, consent or approval would not have a Material Adverse Effect. No licenses or approvals obtained by Borrower have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.
SECTION 5.25. Dealings with Obligors. No action or omission on the part of a Seller would give rise to any right under the FDCPA on the part of any Obligor to bring any action or claim that would result in a Material Adverse Effect. Neither Borrower nor any of its Affiliates (including, but not limited to, all directors, managers and officers of such Affiliates) has advanced funds, induced, or solicited any advance of funds from a party other than the relevant Obligor, directly or indirectly, for the payment of any amount required by any Receivable.
ARTICLE VI
COVENANTS
Borrower hereby covenants and agrees that from the date hereof and until payment in full of all of the Obligations, unless PFM shall otherwise consent in writing, it will:
SECTION 6.1. Use of Proceeds. Use the proceeds of each Advance solely to purchase Receivables.
SECTION 6.2.    [Reserved].
SECTION 6.3. Business and Existence. Perform all things necessary to preserve and keep in full force and effect its existence, maintain the continuous operation of its business and comply in all material respects with each Requirement of Law. Borrower shall not engage in any line of business other than pursuit, negotiation, acquisition and ownership of the Receivables and

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related assets and the financing thereof in accordance with the Loan Documents. Borrower shall notify Lenders not less than ten (10) days in advance of any change in the location of its place of business. Without the prior written consent of PFM, Borrower shall not amend its articles of organization or limited liability company operating agreement, or change its jurisdiction of formation and shall comply with all of the provisions of its articles of organization and limited liability company operating agreement.
SECTION 6.4. Indebtedness and Expenses. Not incur, create or suffer to exist any Indebtedness other than (i) Indebtedness arising under this Agreement, the Note and the Loan Documents, and (ii) Indebtedness under the Intercompany Note in an amount outstanding not to exceed any Subordinated Loan Amount at any time unless otherwise agreed to by PFM and Lenders, and not incur, create or suffer to exist any expenses except reasonably necessary expenses incurred in the ordinary course of business in performance of its obligations under this Agreement, the Note and the Loan Documents, and shall pay and discharge all of its indebtedness (other than the Intercompany Note), obligations and expenses promptly in accordance with this Agreement and the other Loan Documents and the normal terms and practices of its business, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which otherwise, if unpaid, could reasonably be expected to might become a lien upon its properties or assets or any part thereof.
SECTION 6.5. Payment of Taxes and Assessments. Pay, prior to delinquency, all taxes, assessments and other governmental charges or levies which become due and payable by Borrower to any political entity, subdivision or department thereof under any law now or hereafter in force or effect, except any such taxes, assessments or charges (a) that are being diligently contested in good faith by appropriate proceedings, and (b) for which adequate reserves in accordance with GAAP shall have been set aside on its books.
SECTION 6.6. Notice of Event of Default. Promptly, but no later than two (2) Business Days after Borrower’s first actual knowledge of an Event of Default or any event or condition the occurrence or existence of which would, with the giving of notice or lapse of time, or both, constitute an Event of Default (a “Default”), furnish PFM with prompt written notice of the occurrence of any such event or condition.
SECTION 6.7. Financial Statements; Additional Information; Further Assurances.
(a)Prior to the payment in full of the Obligations, as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Parent, Borrower will deliver to PFM an unaudited consolidated balance sheet, together with a related unaudited statement of income and unaudited statement of cash flow for such quarter, for Parent that will include Borrower. As soon as available and in any event within one hundred fifty (150) days after the end of each fiscal year (starting with the year end 2019) of Parent, Borrower will deliver an audited consolidated balance sheet as of the end of such fiscal year, and the related audited statement of income and audited statement of cash flow for such fiscal year for Parent that will include Borrower. Together with each delivery of such financial statements, Borrower will deliver a certificate of an Authorized Officer to the effect that (i) such financial statements were prepared in accordance with GAAP applied on a consistent basis (other than for the absence of footnotes and normal recurring year-end adjustments), (ii) such financial statements fairly and

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accurately present the results of operations and financial condition of Parent in all material respects as of the date of such financial statements and (iii) Borrower is in material compliance with the provisions of this Agreement.
(b)Prior to the payment in full of the Obligations, furnish such other financial information in the possession of or readily obtainable by Borrower regarding the operations, business affairs and financial condition of Borrower or its properties or assets as PFM may reasonably request in writing for the purpose of determining compliance with this Agreement or the status of the Collateral (other than financial information with respect to the Obligors that is not in Borrower’s actual possession), including, but not limited to, true and exact copies of its books of account and any audit reports prepared by any Governmental Agency related to Borrower or this Agreement, the other Loan Documents or the Collateral, and all information furnished by Borrower to any Governmental Agency related to Borrower, this Agreement, the other Loan Documents or the Collateral.
SECTION 6.8.    Right of Inspection/Right of Audit.
(a)Prior to the payment in full of the Obligations, permit any person who is designated by PFM on not less than two (2) Business Days’ prior written notice, or, with no prior notice if a Default or an Event of Default exists or is continuing, to visit and inspect during Borrower’s normal business hours any of the properties, books, systems, procedures, financial reports and records of Borrower and to discuss its affairs, finances and accounts at all such times and as often as PFM may reasonably request for the purpose of determining compliance with this Agreement or the status of the Collateral. Such visits shall be at Borrower’s sole cost and expense.
(b)Prior to the payment in full of the Obligations, permit PFM, on not less than two(2) Business Days’ prior written notice, or, with no prior notice if a Default or an Event of Default exists or is continuing, to conduct an audit of the properties, books, systems, procedures, financial reports and records of the business activities and operations conducted by a Seller and Borrower in connection with their performance under this Agreement, during regular business hours, at the location the records are then kept by Borrower. Such audits shall be at Borrower’s sole cost and expense.
(c)So long as no Event of Default has occurred and is continuing, the visits and inspections described in clause (a) above and the audits for which Borrower shall reimburse PFM described in clause (b) above shall not occur more than twice in any twelve-month calendar period.
SECTION 6.9. Liens. Not contract, create, incur or suffer to exist any Lien on any of Borrower’s assets, whether now owned or hereafter acquired, except Permitted Liens. Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, other than Permitted Liens, and will defend the rights and interests of PFM, on behalf of Lenders, in and to any of the Collateral against the claims and demands of all persons whomsoever except any person claiming on behalf of Lenders.
SECTION 6.10. Maintenance of Security Interest. Take all such action as may from time to time be necessary to maintain the ownership interest of Borrower in the Collateral and of

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the security interests of PFM in the Collateral, including all notices, waivers and recordings, filings, rerecordings and refilings of any documents to maintain the ownership interest of Borrower or the security interests of PFM and the perfection and priority thereof, including the filing of financing statements, and amendments thereto, or continuation statements under the UCC, subject, however to Permitted Liens. In addition, Borrower shall, at Borrower’s sole expense, execute and deliver such further documents and take such further action as PFM may reasonably request in order to confirm the ownership interest of Borrower or security interests of PFM and to preserve and protect the priority of such security interests, the full benefits to PFM of this Agreement, and the rights and powers granted to PFM under this Agreement and the other Loan Documents, which may include entering into additional control agreements with respect to any bank or securities account of Borrower, or entering into a Servicing Agreement with a replacement Custodian with respect to the Receivables Files.
SECTION 6.11. No Transfer of Servicing Rights. Not sell, pledge or otherwise transfer or encumber any part of the servicing rights with respect to the Receivables or the income therefrom other than as contemplated hereunder and under the Servicing Agreement.
SECTION 6.12. Notification of Litigation, Liens, Material Events. Promptly notify PFM in writing of (i) any material litigation or dispute affecting Borrower whether pending or threatened of which Borrower has actual knowledge, and deliver to PFM copies of all pleadings, unprivileged relevant correspondence and similar documentation relating thereto, (ii) any Lien, security interest, attachment or other legal process asserted against any of the Collateral other than Permitted Liens and (iii) the occurrence of any other event or the discovery of any other information known to Borrower which could reasonably be expected to have a Material Adverse Effect.
SECTION 6.13. Consolidation, Merger, Sale of Assets. Not (i) wind up, liquidate or dissolve its affairs, enter into any transaction of merger or consolidation, convey or transfer its properties and assets substantially as an entirety, (ii) except in the exercise of rights under the Purchase Agreements, convey, sell, transfer, lease or otherwise dispose of the Receivables or other Collateral or any part thereof, or (iii) create any partnership, joint venture or subsidiary.
SECTION 6.14. Other Agreements. Not enter into any agreement containing any provision which would cause a Default or an Event of Default hereunder or which would be violated or breached by the performance of Borrower’s obligations under this Agreement, any other Loan Document or any document or instrument delivered or to be delivered by Borrower hereunder or thereunder.
SECTION 6.15. Advances, Investments. Not lend money or make advances to any Person (unless and to the extent the transactions contemplated by the Purchase Agreements are deemed to be loans or advances), or purchase or acquire any stock, obligation or security of, or any other interest in, or make any capital contribution to, any Person.
SECTION 6.16. Distributions. Other than amounts paid to Borrower pursuant to clause eighth of Section 4.3, not distribute to its members as dividends or otherwise (including, without limitation, by redemption or return of capital) any of Borrower’s assets or any of the Collateral.

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SECTION 6.17. Approvals and Licenses. Maintain all consents, approvals, authorizations, orders, rights, licenses, franchises and permits, if any, required by or from any federal, state or other Governmental Authority, for the conduct of its business and the ownership of its properties, or otherwise obtain a waiver, exemption or variance thereof, except where the failure to so maintain would not reasonably be expected to have a Material Adverse Effect.
SECTION 6.18. Purchase of Assets. Not directly or indirectly acquire or hold any assets, including any Equity Interests, from any Person other than the purchase of Receivables from a Seller pursuant to the related Purchase Agreement and assets used in connection with Borrower’s business of purchasing and pledging such Receivables.
SECTION 6.19. Maintenance of Books and Records; Change in Accounting Policies. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower. In addition, Borrower will not change its accounting policies or reporting practices, except as allowable pursuant to GAAP.
SECTION 6.20. Underwriting Guidelines. Not modify, amend or otherwise change the Underwriting Guidelines without the prior written consent of PFM.
SECTION 6.21. Fraudulent Activities; Violations of Law. Not engage in, and no Person under its direct control or direction shall engage in, any fraudulent activity.
SECTION 6.22. Separate Identity of Borrower. Borrower acknowledges that Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from Sellers, and that Lenders will be adversely affected if Borrower does not enforce its rights under the Purchase Agreements. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including all steps that PFM may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of Parent and any Affiliates thereof, and not a division of Parent. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower shall:
(a)maintain its own separate books and records and bank accounts;
(b)at all times hold itself out to the public as a legal entity separate from its Affiliates and any other Person;
(c)file its own tax returns, if any, as may be required under Requirements of Law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under Requirements of Law;

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(d)not commingle its assets with assets of any other Person, and maintain the assets in a manner that facilitates their identification and segregation from those of its Affiliates and any other Persons;
(e)conduct its business in its own name;
(f)maintain separate financial statements in accordance with GAAP, and include a footnote in such financial statements stating that Borrower maintains separate assets from its Affiliates and that Borrower’s assets will not be available to creditors of such Affiliates in the event any such Affiliate defaults in its obligations to such creditors;
(g)ensure that any financial statements of any Affiliate of Borrower which are consolidated to include Borrower contain detailed notes clearly stating that (i) all of Borrower’s assets are owned by Borrower, and (ii) Borrower is a separate entity with its own separate creditors that will be entitled to be satisfied out of Borrower’s assets prior to any value in Borrower becoming available to Borrower’s equity holders;
(h)pay its own liabilities only out of its own funds;
(i)not permit any Affiliate of Borrower, to be, nor to hold itself out to be, responsible for the debts of Borrower or the decisions or actions in respect of the daily business and affairs of Borrower;
(j)maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with its Affiliates (including, but not limited to, all directors, managers and officers of such Affiliates) except as specifically contemplated in the Loan Documents or otherwise permitted by PFM in its sole discretion;
(k)pay the salaries of its own employees, if any;
(l)require that any full-time employees of Borrower identify themselves as such and not as employees of any Affiliate of Borrower (including without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Borrower’s employees);
(m)not hold out its credit as being available to satisfy the obligations of others;
(n)allocate fairly and reasonably with its Affiliates any overhead for shared office space;
(o)on or before the date which is ten (10) days after the Closing Date, Borrower shall have at all times an independent manager, and shall have amended its limited liability company operating agreement to provide that the consent of such independent manager is required for the filing of a voluntary petition for bankruptcy protection under the Bankruptcy Code and with respect to each permitted subsidiary (if any), be a limited liability company that has at all times Borrower as its managing member, and require in its limited liability company operating agreement that the consent of Borrower (which shall include the consent of the independent

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manager of Borrower) is required for the filing of a voluntary petition for bankruptcy protection under the Bankruptcy Code;
(p)ensure that Borrower’s operating expenses will not be paid by any Affiliate of Borrower;
(q)use separate stationery, invoices and checks;
(r)not pledge its assets for the benefit of any other Person or otherwise permit any Lien on its assets to exist or continue to exist, except for Permitted Liens;
(s)correct any known misunderstanding regarding its separate identity;
(t)maintain adequate capital in light of its contemplated business purposes, cash flow, financing contemplated by the Loan Documents, and any other Indebtedness which Borrower is permitted to incur under the Loan Documents;
(u)ensure that no Affiliate of Borrower shall, directly or indirectly, name Borrower or enter into any agreement to name Borrower as a direct or contingent beneficiary or loss payee of any insurance policy with respect to property of any Affiliate of Borrower;
(v)cause the board of managers to meet at least semi-annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and
(w)not acquire any obligations or securities of an Affiliate of Borrower.
SECTION 6.23. Maintenance of Property; Insurance. To the extent that Borrower controls the Servicer, cause the Servicer to maintain insurance policies with responsible insurers, each of which shall be reasonably satisfactory to PFM, including the insurance policies and coverages required to be maintained by the Servicer under the Servicing Agreement and any other insurance policies that PFM may reasonably request, consistent with the insurance requirements of the Servicer under the Servicing Agreement. Borrower shall be added as an additional named insured, if permitted, under all such policies. Borrower shall cause Parent to, upon request of PFM, furnish PFM with certificates of insurance evidencing all required coverage. Any such insurance policy may not be cancelled or modified in any manner materially adverse to Lenders without the prior written consent of PFM. Any proceeds received under such insurance policies shall be distributed according to the priorities set forth in Section 4.3.
SECTION 6.24. Investment Company. Not take any actions which would cause Borrower to be an “investment company” under the Investment Company Act of 1940, as amended, or any successor statute.
SECTION 6.25. Transactions with Affiliates. Except as contemplated by the Servicing Agreement and the Purchase Agreements, not enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business.
SECTION 6.26. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower or its Affiliates against Lenders or by Lenders against Borrower or its Affiliates,

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cooperate fully with Lenders with respect to any proceedings before any Governmental Authority that could reasonably be expected to in any way materially and adversely affect the rights of Lenders hereunder or under any of the Loan Documents and, in connection therewith, Lenders may, at their election, participate or designate a representative to participate in any such proceedings.
SECTION 6.27. Plan Assets; ERISA. Do, or cause to be done, all things necessary to ensure that Borrower will not be deemed to hold Plan Assets at any time. Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any Plan. Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lenders of any of their rights under this Agreement and the other the Loan Documents) to be a non-exempt prohibited transaction under such provisions.
SECTION 6.28. Deposit Accounts. Not open any Deposit Accounts after the date hereof without the written approval of PFM.
SECTION 6.29. Creation and Perfection of Security Interest. Do, or cause to be done, all things reasonably necessary to ensure the security interests created for the benefit of PFM under Section 7.1 shall constitute valid, perfected first-priority Liens in the Collateral, subject to Permitted Liens.
SECTION 6.30. Delivery of Notice; Consent. Promptly provide PFM with a copy of any written notice that Borrower has received from a Seller pursuant to the related Purchase Agreement unless such Seller shall have already provided PFM with a copy of any such notice. Borrower shall not consent to Sellers taking any action for which the related Purchase Agreement requires that the consent of Borrower be obtained before such action can be taken without first obtaining the prior written consent of PFM, which consent may be withheld in PFM’s sole discretion.
ARTICLE VII COLLATERAL.
SECTION 7.1. Security Interest in Collateral. To secure the payment and performance of the Obligations, Borrower hereby grants to PFM a continuing security interest of first priority, subject to Permitted Liens, in all Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wherever located (collectively, the “Collateral”), including without limitation, Borrower’s right, title and interest in and to the Receivables and the Related Security and to the following:
(a)all Accounts and General Intangibles;
(b)all Supporting Obligations;
(c)all goods and equipment;

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(d)all inventory;
(e)all rights, contract rights, commercial tort claims, other claims or chooses in action;
(f)any interest in any deposit account (including any interest of Borrower in the Collection Account) and in all “investment property” (as such term is defined under the UCC) held in such accounts;
(g)all contracts, contract rights, chattel paper, instruments, letter of credit rights, letters of credit, intellectual property and documents;
(h)all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a), (b), (c), (d), (e), (f) and (g) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral described therein; and
(i)all books and records (including customer lists, credit files, computer print-outs and other computer materials and records) pertaining to any of (a), (b), (c), (d), (e), (f), (g) and above.
SECTION 7.2. Lien Perfection. Borrower, on the Closing Date, consented to the filing by PFM of UCC-1 financing statements provided for by the UCC or otherwise, together with any and all other instruments, assignments or documents and shall take such other action as reasonably required to perfect or to continue the perfection of the security interest of PFM in the Collateral. Borrower authorized PFM to use the collateral description “all assets” in any such financing statements. Borrower hereby ratifies and authorizes the filing by PFM of any financing statement with respect to the Collateral made prior to the date hereof.
SECTION 7.3. Location of Collateral. Except with respect to the Receivables Files, which at all times shall be maintained by the Custodian pursuant to the Servicing Agreement, all tangible Collateral and Collateral in the form of books and records will at all times be kept by Borrower at the business locations set forth on Schedule 5.18 and shall not, without prior written notice to PFM, be moved therefrom.
SECTION 7.4. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any Governmental Authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, PFM may, at its option, but shall not be required to, pay the same and charge Borrower therefor. PFM shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in PFM’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, but the same shall be at Borrower’s sole risk.
SECTION 7.5. Administration of Collateral. If any of the Collateral includes a charge for any tax payable to any Governmental Authority, PFM is authorized, after the occurrence of

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an Event of Default and if Borrower has failed to pay such tax, to pay the amount thereof to the proper Governmental Authority for such Collateral and to charge Borrower therefor.
SECTION 7.6. Disputes and Claims Regarding the Collateral; Commercial Tort Claims. Borrower shall notify PFM promptly of all disputes and claims in connection with any of the Collateral. Borrower shall promptly notify PFM of any Commercial Tort Claims in which Borrower has an interest and shall provide all necessary information concerning each such Commercial Tort Claim and make all necessary filings with respect thereto to perfect PFM’s first priority security interest therein
SECTION 7.7. Release of Lien Upon Repurchase of Receivables. Upon receipt in the Collection Account of the related Repurchase Price for a repurchased Purchased Asset pursuant to Section 6.4 of the related Purchase Agreement, the Liens and security interests of PFM on such Purchased Asset (and all related items of Collateral) shall be automatically released with no further action by PFM required.
ARTICLE VIII
DEFAULT; TRIGGER EVENT
SECTION 8.1.    Events of Default.    The occurrence of any one or more of the
following events shall constitute an “Event of Default” under this Agreement:
(a)Payments. Borrower fails to pay any amount due to PFM hereunder within two (2) Business Days after the date such payment is due.
(b)Representations and Warranties. Any representation or warranty made by Borrower under this Agreement, any other Loan Document or any certificate, exhibit or other document required thereunder, other than any representation or warranty relating to Receivables repurchased by Parent, is, on the date so made, false, misleading, incomplete or untrue in any material respect, and Borrower has failed to make such representation or warranty true and correct in all material respects within ten (10) Business Days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to Borrower by PFM, and (ii) the date on which Borrower shall have actual knowledge of such failure (with knowledge by any officer of Borrower being deemed actual knowledge of Borrower for this purpose).
(c)Covenants. To the extent not otherwise covered in this Section 8.1, any covenant, term, agreement or condition contained in this Agreement or any other Loan Document is breached by Borrower and such breach continues unremedied for a period of ten (10) Business Days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to Borrower by PFM, and (ii) the date on which Borrower shall have actual knowledge of such failure (with knowledge by any officer of Borrower being deemed actual knowledge of Borrower for this purpose).
(d)Bankruptcy or Insolvency. Borrower or Parent (i) is dissolved, (ii) fails or is unable to or admits in writing its inability to pay its debts generally as they become due, (iii) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law, (iv) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any

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other such action or proceeding, or an involuntary case in bankruptcy or any other such action or proceeding in respect of such Person or any of its properties is commenced and is not dismissed on or before the sixtieth (60th) day after the commencement thereof, (v) makes an assignment for the benefit of creditors, (vi) files a petition or applies to any tribunal for the appointment of a custodian, receiver or any trustee for all or a substantial part of its assets, (vii) by any act or omission indicates its consent, approval of, or acquiescence in the appointment of a receiver, custodian or trustee for all or a substantial part of its property, (viii) is adjudicated a bankrupt, becomes insolvent however otherwise evidenced, or (x) ceases to continue as a going concern.
(e)Change in Ownership. If at any time Parent ceases to directly own (beneficially and of record) one hundred percent (100%) of the Equity Interests of Borrower.
(f)Fraudulent Conveyances. Borrower or Parent conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or permits a transfer of any of its property which transfer is fraudulent under any bankruptcy, fraudulent conveyance or similar law.
(g)Security Interests. This Agreement, the Loan Documents and all financing statements filed hereunder cease to create or maintain at any time on or after the Closing Date hereunder a valid and perfected first priority security interest in favor of PFM in all of the Collateral, subject to Permitted Liens.
(h)Judgments. Any final and non-appealable judgment in excess of $50,000 shall be rendered against Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days.
(i)Cross Default. Any “default,” “event of default,” “amortization event,” “termination event” or any other similar breach in connection with any material agreement of Borrower, any Indebtedness of Borrower, or with respect to any other loan made by Lenders or their Affiliates to Parent shall have occurred.
(j)[Reserved].
(k)Breach of Loan Documents. Any breach by (i) any Principal of the representations and warranties, covenants or other agreements set forth in the Limited Guaranty that such Principal has failed to cure in all material respects within ten (10) Business Days after the earlier to occur of (A) the date on which written notice of such failure shall have been given to such Principal by PFM, and (B) the date on which such Principal shall have actual knowledge of such failure (with knowledge by one of the Principals being deemed actual knowledge of both Principals for this purpose); or (ii) by Parent of the representations and warranties, covenants or other agreements set forth in the Loan Documents to which it is a party other than any representation or warranty relating to Receivables repurchased by Parent that Parent has failed to cure in all material respects within ten (10) Business Days after the earlier to occur of (A) the date on which written notice of such failure shall have been given to Parent by PFM, and (B) the date on which Parent shall have actual knowledge of such failure (with knowledge by any officer or employee of Parent being deemed actual knowledge of Parent for this purpose).

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(l)Trigger Event. A Trigger Event shall have occurred which is not cured within ten (10) Business Days of such occurrence, which cure may include, at Borrower’s discretion, replacing Eligible Receivables for which the Unpaid Principal Balance is more than thirty (30) or sixty (60) days past due, as applicable, with Eligible Receivables for which the Unpaid Principal Balance is less than thirty (30) or sixty (60) days past due, as applicable.
(m)Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist as of any date upon which Borrower is required to deliver a Borrowing Base Certificate, and such Borrowing Base Deficiency is not cured within five (5) days of such date.
(n)Material Adverse Effect. Any event, transaction or circumstance or any series of events, transactions or circumstances shall have occurred which, in PFM’s reasonable discretion, has had or could reasonably be expected to have a Material Adverse Effect with respect to Borrower or the Receivables.
SECTION 8.2. Effect of Event of Default. Upon the occurrence and during the continuance of any Event of Default, prior to the date upon which the Obligations have been indefeasibly paid or performed in full, PFM may take any or all of the following actions:
(a)upon written notice to Borrower, declare the Note to be due and payable, whereupon the principal amount of the Note, all accrued interest thereon and all other amounts owing or payable to Lenders hereunder, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower; provided, however, with respect to any Event of Default pursuant to Section 8.1(d), the principal amount of the Note, all accrued interest thereon and all other amounts owing or payable to Lenders hereunder, shall automatically become immediately due and payable, without notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower;
(b)exercise on behalf of itself all rights and remedies available to it hereunder or under applicable Law, which shall include, without limitation, the rights, powers and remedies (i) granted to secured parties under the UCC or any other applicable Uniform Commercial Code; (ii) granted to PFM under any other Requirement of Law; and (iii) granted to PFM under this Agreement, the Note, the other Loan Documents or any other agreement between Borrower and PFM;
(c)without the consent of Borrower, without advertisements or notices of any kind, or demand of performance or other demand, or obligation or liability (except to account for amounts actually received) to or upon Borrower or any other Person (all such advertisements, notices and demands, obligations and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by Law), forthwith, directly or through its agents or representatives, to (i) disclose such default and other matters (including the name of Borrower) in connection therewith to any Person in PFM’s reasonable discretion; (ii) to the extent permitted by applicable Law enter Borrower’s premises, with or without the assistance of other persons or legal process; (iii) require Borrower to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to PFM, its agents or representatives, the Collateral, at any place and time designated by PFM; (iv) take possession

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of, operate, remove from any location, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, that PFM in its sole discretion deems appropriate, to protect, maintain, preserve and realize upon, the Collateral and any proceeds thereof, in whole or in part; and (v) exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, lease, license, pledge, transfer, negotiate (including endorse checks, drafts, orders or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) of the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at or upon an exchange, board or system or in the state where any Collateral is located or elsewhere, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions as PFM deems appropriate, with the right of PFM to the extent permitted by Law upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption of or in Borrower (such rights, claims and equity of redemption, if any, hereby being expressly waived). If any of the Collateral is sold or leased by PFM upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefore is finally collected by PFM. Borrower agrees that notice received by PFM at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable Law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by PFM without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to PFM’s exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, PFM shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process other than as required by applicable Law. In the event PFM institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required by Law. Notwithstanding that PFM, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof, or any delay or failure to dispose thereof, unless and then only to the extent that PFM proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, Borrower shall be and remain liable for the payment in full of any balance of the Obligations and expenses at any time unpaid. Without limiting the foregoing, upon the occurrence of a Default, in addition to its other rights and remedies, PFM may (but is not required to), in its sole discretion and to the extent it deems necessary, advisable or appropriate, take or cause to be taken such actions or things to be done (including the payment or advancement of funds, or requiring advancement of funds to be held by PFM to fund such obligations, including taxes or insurance) as may be required hereby (or necessary or desirable in connection herewith) to correct such failure (including causing the Collateral to be maintained or insurance protection required hereby to be procured and maintained) and any and all costs and expenses incurred (including reasonable attorneys’ fees and disbursements) in connection therewith shall be included in the Obligations and shall be immediately due and payable and bear interest at the Default Rate. Nothing in this Section 8.2(c) shall be construed as a waiver of PFM’s obligation to act in all respects in a commercially reasonable manner with respect to PFM’s actions under this Section 8.2; and

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(d)to the extent permitted by applicable Law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lenders to or for the credit or the account of Borrower against any of the obligations of Borrower now or hereafter existing under this Agreement and other Loan Documents held by PFM, irrespective of whether or not PFM shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.
All such rights, powers and remedies shall be: (x) cumulative and not alternative; (y) enforceable, in PFM’s reasonable discretion, alternatively, successively or concurrently on any one or more occasions; and (z) shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of PFM shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by PFM.
SECTION 8.3.    Trigger Events. The occurrence of any one or more of the following events shall constitute a “Trigger Event” under this Agreement:
(a)Delinquency Ratio.
(i)With respect to Loan Receivables, at any time, the three-month weighted average of the Delinquency Ratios (weighted by the aggregate outstanding Unpaid Principal Balance of the Loan Receivables at each month end) for the immediately preceding three (3) calendar months exceeds fifteen percent (15%).
(ii)With respect to Lease Receivables, at any time, the three-month weighted average of the Delinquency Ratios (weighted by the aggregate outstanding Remaining

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Lease Balance of the Lease Receivables at each month end) for the immediately preceding three (3) calendar months exceeds fifteen percent (15%).
(b)Liquidated Receivables Percentage.
(i)With respect to Loan Receivables, at any time, the three-month weighted average of the Liquidated Receivables Percentages (weighted by the aggregate outstanding Unpaid Principal Balance of the Loan Receivables at each month end) for the immediately preceding three (3) calendar months exceeds three percent (3%).
(ii)With respect to Lease Receivables, at any time, the three-month weighted average of the Liquidated Receivables Percentages (weighted by the aggregate outstanding Remaining Lease Balance of the Lease Receivables at each month end) for the immediately preceding three (3) calendar months exceeds three percent (3%).
ARTICLE IX
MISCELLANEOUS.
SECTION 9.1. Attorney Costs and Expenses. Borrower agrees (a) to pay or reimburse PFM for all reasonable, documented out-of-pocket costs and expenses, including all reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel, incurred in connection with the preparation, negotiation and execution of this Agreement, the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, and (b) to pay or reimburse PFM for all reasonable, out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable, out-of-pocket costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding of the type described in Section 8.1(d)), including obtaining, maintaining, protecting and preserving PFM’s interest or security interest in the Collateral foreclosing, retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral or in exercising its rights hereunder or as secured party under the UCC or any other applicable Law, in each case, including all reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel. The foregoing costs and expenses shall include all reasonable, out-of-pocket search, filing, recording, audit and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by PFM and the cost of independent public accountants and other outside experts retained by PFM to the extent permitted to be retained by PFM and reimbursed by Borrower hereunder. All amounts due under this Section 9.1 shall be payable within seven (7) Business Days after written demand therefor to Borrower, accompanied by a reasonably detailed accounting thereof; provided, that amounts paid under this Section 9.1 shall be excluded from any claim for indemnification under Section 9.2.

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SECTION 9.2. Indemnification by Borrower. Borrower shall indemnify and hold harmless Lenders and their Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable costs, expenses and disbursements (including all reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel) of any kind or nature which are imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Agreement, the other Loan Documents or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, (b) the Note or the use or proposed use of the proceeds therefrom, or (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee, as finally determined by a court of competent jurisdiction. All amounts due under this Section 9.2 shall be payable within seven (7) Business Days after written demand therefor to Borrower, accompanied by a reasonably detailed calculation thereof and reasonably detailed invoices therefor. The agreements in this Section 9.2 shall survive the termination of this Agreement and the repayment, satisfaction or discharge of the Obligations.
SECTION 9.3. Notices. All notices, demands, instructions and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by facsimile, electronic means or by overnight courier, to the intended Party at the address or facsimile number of such Party set forth below or at such other address or facsimile number as shall be designated by the Party in a written notice to the other parties given in accordance with this section.

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If to Lenders to:

With a copy to:

PFM CREDIT RECOVERY FUND I, LLC OHPC LP
C/O SR Alternative Credit, LLC 330 Boston Post Road, 2nd Floor Darien, Connecticut 06820 Attention: Peter Faigl

FOLEY & LARDNER LLP
301 E Pine Street, Suite 1200
Orlando, Florida 32801 Attention: Todd Miller

If to Borrower to:    CREDOVA SPV I, LLC
515 W. Aspen Street, Suite 200c

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Bozeman, Montana 59715 Attention: Legal

If to Parent to:    CREDOVA HOLDINGS, INC. 515 W. Aspen Street, Suite 200c Bozeman, Montana 59715 Attention: Legal

All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four (4) Business Days after having been deposited in the mail, postage prepaid and properly on the date received or refused, as shown on the return receipt, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, on the date received or refused, as shown on the tracking report.
SECTION 9.4. Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect until payment in full by Borrower of the Obligations and all other amounts owing hereunder and under the Note.
SECTION 9.5. Relationship Between Parties. The relationship between Lenders on the one hand and Borrower on the other shall be solely one of lenders and borrower, and nothing contained in this Agreement or the other Loan Documents shall constitute the parties hereto partners or co-venturers with one another.
SECTION 9.6.    Confidentiality.
(a)Confidentiality Obligation of Borrower and Parent. Each of Borrower and Parent agrees not to disclose the terms of this Agreement and the other Loan Documents except (i) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors and its members (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) to any prospective purchaser of Borrower; provided that such purchaser is a party to a confidentiality agreement in form and substance reasonably satisfactory to PFM, or (vi) to the extent such information becomes publicly available other than as a result of a breach of this Section 9.6(a). Any person required to maintain the confidentiality of information as provided in this Section 9.6(a) shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord its own confidential information.

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(b)Confidentiality Obligation of Lenders. Lenders agree to maintain the confidentiality of the Borrower Information (as defined below) in accordance with all applicable Laws, except that Borrower Information may be disclosed (i) to their and their Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential), (ii) to the extent requested by and only to the extent permitted by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (iii) to the extent required by and only to the extent permitted by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) to any actual or prospective syndicate, assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents that has agreed to comply with the covenant contained in this Section 9.6(b) (and any such person may disclose such Borrower Information to persons employed or engaged by them as described in clause (i) above), or (vi) to the extent such Borrower Information becomes publicly available other than as a result of a breach of this Section 9.6(b). For the purposes of this Section, “Borrower Information” means all written borrower/customer data (including in electronic form) received from Borrower or its Affiliates other than any such information that was available to a party hereto on a nonconfidential basis prior to its disclosure. Any Person required to maintain the confidentiality of Borrower Information as provided in this Section 9.6(b) shall be considered to have complied with its obligation to do so if such Person has exercised commercially reasonable efforts to do the same using a degree of care to maintain the confidentiality of such Borrower Information as set forth herein.
SECTION 9.7. Termination. This Agreement shall continue in full force and effect until all Obligations and undertakings of the parties hereunder and under the Note have been fully discharged or performed.
SECTION 9.8. Amendments and Waivers. No amendment, modification, termination, waiver or consent of any provision of this Agreement, shall in any event be effective without the written consent of PFM and Borrower; provided, however, that any amendment to Section 4.3 or Section 9.8 of this Agreement that would adversely affect the Servicer or the Custodian shall also require the consent of such Person. No party shall be deemed to have waived any of its rights or remedies hereunder or under the Note unless such waiver is in writing and signed by such party and then only to the extent specifically recited therein. No failure to exercise and no delay or omission in exercising any right, remedy or recourse on the part of any party shall operate or be deemed as a waiver of such right, remedy or recourse hereunder or thereunder or preclude any other or further exercise thereof. A waiver or release on any one occasion shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse on any subsequent occasion. All rights and remedies of each party, whether pursuant to this Agreement, the other Loan Documents or any other document or instrument delivered hereunder or thereunder, shall be cumulative and concurrent and may be exercised singly, successively or concurrently at the sole discretion of such party and may be exercised as often as occasion therefor may exist. The rights of each party hereunder or any such document or instrument shall be in addition to all other rights and remedies provided at law or in equity.

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SECTION 9.9. Successors and Assigns; Subsequent Lenders. This Agreement shall be binding upon Borrower and Lenders and their respective successors and assigns. Lenders may assign to one or more assignees all or a portion of their interests, rights and obligations under this Agreement (including all or a portion of the Advances); provided, however, that the parties to each such assignment shall execute an assignment and acceptance agreement (an “Assignment and Acceptance”). From and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Lenders under this Agreement and (B) Lenders shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.5, 9.1, and 9.2 with respect to matters arising prior to the date such Lender ceases to be a party to this Agreement, as well as to any fees accrued for its account and not yet paid). In addition, a Lender may, without the consent of Borrower, syndicate the loan contemplated hereby or sell participations to one or more banks or other entities (“Participating Lenders”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advances); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) the Participating Lenders shall be entitled to the benefit of the cost protection provisions contained in Sections 4.5, 9.1, and 9.2 to the same extent as if they were a Lender (but, with respect to any particular Participating Lender, to no greater extent than a Lender) and (iv) Borrower and the Participating Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Advances and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Advances, extending any scheduled principal payment date or date fixed for the payment of interest on the Advances, or releasing all or any substantial part of the Collateral). Borrower’s rights or any interest hereunder may not be assigned without the written consent of PFM.
SECTION 9.10. Replacement Note. Upon the loss, theft, destruction or mutilation of the Note, Borrower shall execute and deliver in lieu thereof a new Note in the same denomination (expressed as the initial principal amount and not the amortized principal amount) and with such notations on the schedule attached to such note as shall evidence all payments of the respective Advances prior to the date of delivery of such replacement Note.
SECTION 9.11. Right of First Refusal; Additional Series. During the Revolving Period, PFM shall have the right to match any financing offer made to Borrower, Parent or its Affiliates under which Borrower, Parent or its Affiliates would finance the purchase of Receivables.

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SECTION 9.12. Sale of Receivables. Borrower shall have the right to negotiate for and carry out the sale of Receivables, subject, however, to (a) PFM’s right first refusal to match any offer to purchase Receivables, (b) PFM’s right to receive payment from Borrower immediately upon consummation of any such sale of an amount equal to four percent (4%) of any net profits realized from such sale, and (c) the requirement that the sale of Receivables not result in (i) the occurrence of a Trigger Event, (ii) any violations of the Portfolio Concentration Limits, (iii) a decline of Aggregate Outstanding Advances by more than sixty-six percent (66%), or (iv) any other Event of Default under this Agreement. For purposes of this Section 9.12, “net profits” shall mean, with respect to any sold Receivable, an amount equal to the gross sale proceeds less any third-party brokerage fees and costs and less the amount the Lenders advanced to Borrower for the purchase of such Receivable.
SECTION 9.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT APPLICATION OF CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 9.14. Submission to Jurisdiction. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY: (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK AND THE BOROUGH OF MANHATTAN, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION; (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 9.3 OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
SECTION 9.15. Waiver of Jury Trial. EACH OF BORROWER AND LENDERS HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENT, OR ANY DEALINGS BETWEEN IT

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RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF BORROWER AND LENDERS ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF BORROWER AND LENDERS FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCES MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
SECTION 9.16. Enforceability of Agreement. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such illegality or unenforceability shall not affect any other provisions hereof, all of which shall remain effective and binding on the parties hereto.
SECTION 9.17. Titles. Titles of the Sections of this Agreement are merely for convenience in reading and shall be deemed not to be a part of this Agreement and shall be ignored in construing any provision hereof.
SECTION 9.18. Entire Agreement. This Agreement (including all Exhibits and Appendices hereto), the Note and the other Loan Documents shall constitute the full and entire understanding and agreement of the parties hereto and there are no further or other agreements or undertakings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein or therein. All prior negotiations, agreements, representations, warranties, statements and undertakings concerning the subject matter hereof between the parties hereto are superseded by this Agreement.

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SECTION 9.19. Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A facsimile or other electronic transmission by one party to another party of an executed signature page of this Agreement shall be deemed to be equivalent to delivery of an original signature page, and the transmitting party shall forward the original signature page upon request of the receiving party.
SECTION 9.20. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Facility Interest Rate, together with all fees, charges and other amounts which are treated as interest on the Advance under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lenders holding such Advance in accordance with applicable Law, the Facility Interest Rate payable hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.
SECTION 9.21. Power of Attorney. Borrower hereby makes, constitutes and appoints PFM its true and lawful attorney-in-fact, upon the occurrence and during the continuance of any Event of Default, to take all actions and to execute, acknowledge, obtain and deliver any and all writings deemed advisable by PFM in order to exercise any rights of Borrower with respect to the Collateral. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable so long as any portion of the Obligations remains contingent, unmatured, unliquidated, unpaid or unperformed. PFM shall have no obligation to exercise any of the foregoing rights and powers in any event.
[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth in the first paragraph of this Agreement.
LENDERS:
PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company
By:
OHPC, LP, a Delaware limited partnership
By:

Signature Page to Second Amended and Restated Loan and Security Agreement

BORROWER:
CREDOVA SPV I, LLC, a Delaware limited liability company
By:

Signature Page to Second Amended and Restated Loan and Security Agreement

EXHIBIT A FORM OF NOTE

March [_], 2026

AMENDED AND RESTATED PROMISSORY NOTE
FOR VALUE RECEIVED, the undersigned, CREDOVA SPV I, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company and OHPC LP, a Delaware limited partnership (each a “Lender” and together, the “Lenders”), an amount equal to the lesser of (i) the Maximum Credit and (ii) the unpaid Aggregate Outstanding Advances, together with interest thereon as provided in the Second Amended and Restated Loan and Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), dated as of March 12, 2026, among Lenders and Borrower. Except as otherwise defined herein, capitalized terms used in this Promissory Note (this “Note”) have the respective meanings set forth in the Loan Agreement.
This Note has been delivered by Borrower pursuant to the Loan Agreement and represents the Note thereunder. The holder of this Note is entitled to the benefits of the Loan Agreement and may enforce the agreements of Borrower herein and therein and exercise the remedies provided for hereby and thereby or otherwise in respect of this Note.
The Aggregate Outstanding Advances shall bear interest from the Closing Date until the date on which the unpaid Advances are reduced to zero as set forth in the Loan Agreement. Interest and principal payments under this Note shall be paid in accordance with Sections 2.3, 2.4, and 2.5 of the Loan Agreement. This Note is secured by and payable from the Collateral.
The date, amount and Facility Interest Rate applicable to the Aggregate Outstanding Advances evidenced by this Note and all payments of the principal hereof and interest thereon and the respective dates thereof shall be recorded by the holder of this Note in its internal records and, prior to any transfer of this Note, endorsed by such holder on the schedule attached hereto; provided, however, that the failure of the holder of this Note to make such a notation or any error in such a notation shall not in any manner affect the obligation of Borrower to make payments of principal and interest in accordance with the terms of this Note.
There shall be maintained a register by Borrower at the address provided for in Section 9.3 of the Loan Agreement, or at the office of any of Borrower’s registered assigns, to record ownership of, the Loan and stated interest thereon and register transfers and exchanges of this Note. No transfer of this Note, or rights to the Loan and stated interest thereon, shall be effective unless the transfer has been reflected in the register, and before entry into the register of any transfer of the Note, Borrower shall treat the owner reflected in the register, which shall initially be each Lender, as owner of this Note with the right to receive payments of the Loan and interest

Exhibit A-1

hereunder. Borrower and Lenders intend that this Note constitute an “obligation issued in registered form” as such term is defined in U.S. Treasury Regulation Section 5f.103-1(c). PFM, on behalf of any applicable Lender, agrees to provide Borrower a duly completed IRS Form W-8BEN or W-8BEN-E, as applicable, at the time of execution and delivery of this Note or as requested. Borrower agrees to make any and all tax filing as may be necessary to enable payments of interest to be made hereunder free of any U.S. withholding taxes.
ALL ISSUES CONCERNING THE ENFORCEABILITY, VALIDITY AND BINDING EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT APPLICATION OF CONFLICT OF LAW PRINCIPLES (OTHER SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Upon the loss, theft, destruction or mutilation of this Note and upon the receipt of indemnity reasonably acceptable to Borrower (provided that an indemnity agreement of Lenders shall be satisfactory), Borrower shall execute and deliver in lieu hereof a new Note in the same initial principal amount and with such notations on the schedule attached to such Note as shall evidence all prepayments of the Advances prior to the date of delivery of such replacement Note.
Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note except as otherwise provided in the Loan Agreement.
This Note is an amendment and restatement of that certain Note, dated as of December 7, 2018 (the “Original Note”), and is issued in replacement (and not in repayment) of the Original Note, and is not a novation.
CREDOVA SPV I, LLC, a Delaware limited liability company
By:      Name:
Title:

Exhibit A-2

EXHIBIT B
RECEIVABLES REPRESENTATIONS & WARRANTIES
I.A RISC Receivable shall be an Eligible Receivable if it meets each of the following eligibility criteria:
(i)The Receivable. The Receivable (1) represents the obligation of an Obligor to make the payments specified in the related Contract with respect to certain Goods, (2) has been originated by the applicable Originator in the ordinary course of such Originator’s business, (3) represents the obligation of an Obligor that is a resident of the United States of America, (4) does not arise out of or relate to any Obligor that is an Excluded Obligor, (5) was originated in accordance with the Underwriting Guidelines and any other origination standards of Borrower and Parent as may be approved from time to time by PFM in writing, (6) is payable in Dollars,
(7) does not have an Obligor with a VantageScore™ 3.0 (or beyond) below 550 or if the Obligor has no VantageScore™ 3.0 (or beyond), the credit bureau provided a code of between 0 and 4,
(8) reserved, (9) has a contract payment amount that, when converted to a monthly payment amount, does not exceed $350.00 per month, and (10) was initially originated in the name of the applicable point-of-sale retailer or service provider.
(ii)The Contract. The related Contract (1) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for the practical realization against the collateral of the benefits of the security, (2) has been fully and properly executed by the parties thereto, (3) provides for level monthly scheduled installment loan payments (provided that the last payment may be different), (4) does not contain a legally enforceable provision requiring the related Obligor to consent to the transfer, sale or assignment of the right to payment thereunder unless a written consent of such Obligor has been obtained and (5) complies with applicable Law at the time of origination or, to the extent such Contract failed to comply with applicable Law at the time of origination, such Contract has been amended so that it complies with all applicable Laws.
(iii)Schedule of Receivables. The information contained in each Computer Tape is complete, true and correct in all material respects as of the Funding Date and, as applicable, the date of each Borrowing Base Certificate. No selection procedures believed to be adverse to Borrower or Lenders have been utilized in selecting the Receivable from those receivables that meet the criteria contained herein.
(iv)Location of Files. The related Receivable File has been delivered to the Custodian and, to the extent the Custodian is not also the Servicer, the related “Servicing File” (as that term is defined in the Servicing Agreement) has been delivered to the Servicer in accordance with the terms of the Servicing Agreement.
(v)Compliance with Law. The Receivable (including the Contract) complied at the time it was originated and upon the execution of this Agreement, and the sale to Purchaser, complies in all material respects with all Requirements of Law.

Exhibit B-1

(vi)Binding Obligation.    Such Receivable represents the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(vii)No Government Obligor. Such Receivable is not due from the United States of America or any state, political subdivision thereof, or from any agency, department, or instrumentality of the United States of America or any state or political subdivision thereof.
(viii)Receivable in Force. Such Receivable has not been satisfied, subordinated, or rescinded.
(ix)No Waiver or Extension. No provision of such Receivable has been waived or amended other than in accordance with the Policies and Procedures. Such Receivable has not had its original term extended other than in accordance with the Policies and Procedures.
(x)No Reimbursement. The amount of such Receivable (as evidenced by the related Contract) is not subject to any requirement contained in the related Contract that funds be reimbursed in the event of cancellation of such Contract.
(xi)No Defenses. No right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened with respect to such Receivable.
(xii)No Default. Except payment delinquencies continuing for a period of not more than sixty (60) days, no default, breach, violation or event permitting acceleration under the terms of such Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable has arisen. Such Receivable is neither a Write-Off nor is more than sixty (60) days past due.
(xiii)Title. Prior to the transfer of such Receivable from a Seller to Borrower, such Good and Related Security and Receivable have not been sold by the Originator or such Seller, as applicable, to any Person other than such Seller or Borrower. Immediately prior to the transfer of such Related Security and Receivable contemplated under the related Purchase Agreement, such Seller had good title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others and, since immediately upon the sale and transfer thereof, Borrower has good and marketable title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others (other than Permitted Liens). Such Related Security and Receivable have not been sold by Borrower to any Person.
(xiv)Valid Assignment. The Receivable has not been originated in and is not subject to the laws of, any jurisdiction under which the transfer of such Receivable to Borrower pursuant to the related Purchase Agreement or a grant of a security interest to PFM pursuant to this Agreement is unlawful, void or voidable. Neither the applicable Originator of such Receivable

Exhibit B-2

nor Borrower has not entered into any agreement with the related Obligor that prohibits, restricts or conditions the assignment, pledge or sale of any portion of such Receivable.
(xv)No Liens. No Liens (other than Permitted Liens) exist for work, labor, or materials relating to the Related Security that are Liens prior to, or equal or coordinate with, the security interest in those items of the Related Security granted by the related Contract.
(xvi)All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Borrower a validly perfected security interest in such Receivable has been, or will be, made within ten (10) calendar days of the date Borrower acquired such Receivable.
(xvii)UCC. The Receivable constitutes an “account” or a “general intangible” and the related Contract constitutes “tangible chattel paper”, each as defined in Article 9 of the UCC.
(xviii)One Original. There is only one original executed copy of the related Contract. Until such time as the Receivable File is delivered to the Custodian, the applicable Seller or Borrower has possession of such original. Except as set forth in Section 3.2 of the Loan Agreement, such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the applicable Seller.
(xix)No Notice of Bankruptcy. Neither the applicable Seller nor Borrower has received notice that the related Obligor is a debtor in a bankruptcy proceeding.
(xx)Maturity. Such Receivable has an original maturity of not greater than sixty (60) months.
(xxi)Original Loan Balance. Such Receivable does not have an Original Loan Balance greater than $10,000.
(xxii)[Reserved].
(xxiii)Single Receivable Per Financed Receivable. No Good shall be financed by more than one Receivable over the life of the facility.

Exhibit B-3

II.A CL Receivable shall be an Eligible CL Receivable if it meets each of the following eligibility criteria:
(i)The CL Receivable. The CL Receivable (1) represents the obligation of an Obligor to make the payments specified in the related Contract, (2) has been originated by the applicable Originator in the ordinary course of such Originator’s business, (3) represents the obligation of an Obligor that is a resident of the United States of America, (4) does not arise out of or relate to any Obligor that is an Excluded Obligor, (5) was originated in accordance with the Underwriting Guidelines and any other origination standards of Originator, Borrower, the applicable Seller and Parent as may be approved from time to time by PFM in writing, (6) is payable in Dollars, (7) does not have an Obligor with a VantageScore™ 3.0 (or beyond) below 550 or if the Obligor has no VantageScore™ 3.0 (or beyond), the credit bureau provided a code of between 0 and 4, and (8) has a contract payment amount that, when converted to a monthly payment amount, does not exceed $350.00 per month.
(ii)The Contract. The related Contract (1) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for the practical realization against the collateral of the benefits of the security, (2) has been fully and properly executed by the parties thereto, (3) provides for level monthly scheduled installment loan payments (provided that the last payment may be different), (4) does not contain a legally enforceable provision requiring the related Obligor to consent to the transfer, sale or assignment of the right to payment thereunder unless a written consent of such Obligor has been obtained and (5) complies with applicable Law at the time of origination or, to the extent such Contract failed to comply with applicable Law at the time of origination, such Contract has been amended so that it complies with all applicable Laws.
(iii)Schedule of CL Receivables. The information contained in each Computer Tape is complete, true and correct in all material respects as of the Funding Date and, as applicable, the date of each Borrowing Base Certificate. No selection procedures believed to be adverse to Borrower or Lenders have been utilized in selecting the CL Receivable from those receivables that meet the criteria contained herein.
(iv)Location of Files. The related Receivable File has been delivered to the Custodian and the related “Servicing File” (as that term is defined in the Servicing Agreement) has been delivered to the Servicer in accordance with the terms of the Servicing Agreement.
(v)Compliance with Law. The CL Receivable (including the Contract) complied at the time it was originated and upon the execution of this Agreement, and the sale to Purchaser, complies in all material respects with all Requirements of Law.
(vi)Binding Obligation. Such CL Receivable represents the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting the

Exhibit B-4

enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(vii)No Government Obligor. Such CL Receivable is not due from the United States of America or any state, political subdivision thereof, or from any agency, department, or instrumentality of the United States of America or any state or political subdivision thereof.
(viii)CL Receivable in Force. Such CL Receivable has not been satisfied, subordinated, or rescinded.
(ix)No Waiver or Extension. No provision of such CL Receivable has been waived or amended other than in accordance with the Policies and Procedures. Such CL Receivable has not had its original term extended other than in accordance with the Policies and Procedures.
(x)No Reimbursement. The amount of such CL Receivable (as evidenced by the related Contract) is not subject to any requirement contained in the related Contract that funds be reimbursed in the event of cancellation of such Contract.
(xi)No Defenses. No right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened with respect to such CL Receivable.
(xii)No Default. Except payment delinquencies continuing for a period of not more than sixty (60) days, no default, breach, violation or event permitting acceleration under the terms of such CL Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such CL Receivable has arisen. Such CL Receivable is neither a Write-Off nor is more than sixty (60) days past due.
(xiii)Title. Prior to the transfer of such CL Receivable from a Seller to Borrower, such Related Security and CL Receivable have not been sold by the Originator or such Seller, as applicable, to any Person other than such Seller or Borrower. Immediately prior to the transfer of such Related Security and CL Receivable contemplated under the related Purchase Agreement, such Seller had good title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others and, since immediately upon the sale and transfer thereof, Borrower has good and marketable title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others (other than Permitted Liens). Such Related Security and CL Receivable have not been sold by Borrower to any Person.
(xiv)Valid Assignment. The CL Receivable has not been originated in and is not subject to the laws of, any jurisdiction under which the transfer of such CL Receivable to Borrower pursuant to the related Purchase Agreement or a grant of a security interest to PFM pursuant to this Agreement is unlawful, void or voidable. Neither the applicable Originator of such CL Receivable nor Borrower has not entered into any agreement with the related Obligor that prohibits, restricts or conditions the assignment, pledge or sale of any portion of such CL Receivable.

Exhibit B-5

(xv)No Liens. No Liens (other than Permitted Liens) exist for work, labor, or materials relating to the Related Security that are Liens prior to, or equal or coordinate with, the security interest in those items of the Related Security granted by the related Contract.
(xvi)All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Borrower a validly perfected security interest in such CL Receivable has been, or will be, made within ten (10) calendar days of the date Borrower acquired such CL Receivable.
(xvii)UCC. The CL Receivable constitutes an “account” or a “general intangible” and the related Contract constitutes “tangible chattel paper”, each as defined in Article 9 of the UCC.
(xviii)One Original. There is only one original executed copy of the related Contract. Until such time as the Receivable File is delivered to the Custodian, the applicable Seller or Borrower has possession of such original. Except as set forth in Section 3.2 of the Loan Agreement, such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the applicable Seller.
(xix)No Notice of Bankruptcy. None of Originator, the applicable Seller or Borrower has received notice that the related Obligor is a debtor in a bankruptcy proceeding.
(xx)Maturity. Such CL Receivable has an original maturity of not greater than sixty
(60) months.
(xxi)Original Loan Balance. Such CL Receivable does not have an Original Loan Balance (with respect to a single Obligor) greater than $10,000.

Exhibit B-6

III.A BNPL Receivable shall be an Eligible BNPL Receivable if it meets each of the following eligibility criteria:
(i)The BNPL Receivable. The BNPL Receivable (1) represents the obligation of an Obligor to make the payments specified in the related Contract, (2) has been originated by the applicable Originator in the ordinary course of such Originator’s business, (3) represents the obligation of an Obligor that is a resident of the United States of America, (4) does not arise out of or relate to any Obligor that is an Excluded Obligor, (5) was originated in accordance with the Underwriting Guidelines and any other origination standards of Originator, Borrower, the applicable Seller and Parent as may be approved from time to time by PFM in writing, (6) is payable in Dollars, (7) does not have an Obligor with a VantageScore™ 3.0 (or beyond) below 620, and (8) has a contract payment amount that, when converted to an equivalent monthly payment amount, does not exceed $350.00 per month.
(ii)The Contract. The related Contract (1) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for the practical realization against the collateral of the benefits of the security, (2) has been fully and properly executed by the parties thereto, (3) provides for level weekly, biweekly or semimonthly scheduled installment loan payments (provided that the last payment may be different), (4) does not contain a legally enforceable provision requiring the related Obligor to consent to the transfer, sale or assignment of the right to payment thereunder unless a written consent of such Obligor has been obtained and (5) complies with applicable Law at the time of origination or, to the extent such Contract failed to comply with applicable Law at the time of origination, such Contract has been amended so that it complies with all applicable Laws.
(iii)Schedule of BNPL Receivables. The information contained in each Computer Tape is complete, true and correct in all material respects as of the Funding Date and, as applicable, the date of each Borrowing Base Certificate. No selection procedures believed to be adverse to Borrower or Lenders have been utilized in selecting the BNPL Receivable from those receivables that meet the criteria contained herein.
(iv)Location of Files. The related Receivable File has been delivered to the Custodian and the related “Servicing File” (as that term is defined in the Servicing Agreement) has been delivered to the Servicer in accordance with the terms of the Servicing Agreement.
(v)Compliance with Law. The BNPL Receivable (including the Contract) complied at the time it was originated and upon the execution of this Agreement, and the sale to Purchaser, complies in all material respects with all Requirements of Law.
(vi)Binding Obligation. Such BNPL Receivable represents the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Exhibit B-7

(vii)No Government Obligor. Such BNPL Receivable is not due from the United States of America or any state, political subdivision thereof, or from any agency, department, or instrumentality of the United States of America or any state or political subdivision thereof.
(viii)BNPL Receivable in Force. Such BNPL Receivable has not been satisfied, subordinated, or rescinded.
(ix)No Waiver or Extension. No provision of such BNPL Receivable has been waived or amended other than in accordance with the Policies and Procedures. Such BNPL Receivable has not had its original term extended other than in accordance with the Policies and Procedures.
(x)No Reimbursement. The amount of such BNPL Receivable (as evidenced by the related Contract) is not subject to any requirement contained in the related Contract that funds be reimbursed in the event of cancellation of such Contract.
(xi)No Defenses. No right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened with respect to such BNPL Receivable.
(xii)No Default. Except payment delinquencies continuing for a period of not more than thirty (30) days, no default, breach, violation or event permitting acceleration under the terms of such BNPL Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such BNPL Receivable has arisen. Such BNPL Receivable is neither a Write-Off nor is more than sixty (60) days past due.
(xiii)Title. Prior to the transfer of such BNPL Receivable from a Seller to Borrower, such Related Security and BNPL Receivable have not been sold by the Originator or such Seller, as applicable, to any Person other than such Seller or Borrower. Immediately prior to the transfer of such Related Security and BNPL Receivable contemplated under the related Purchase Agreement, such Seller had good title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others and, since immediately upon the sale and transfer thereof, Borrower has good and marketable title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others (other than Permitted Liens). Such Related Security and BNPL Receivable have not been sold by Borrower to any Person.

Exhibit B-8

(xiv)Valid Assignment. The BNPL Receivable has not been originated in and is not subject to the laws of, any jurisdiction under which the transfer of such BNPL Receivable to Borrower pursuant to the related Purchase Agreement or a grant of a security interest to PFM pursuant to this Agreement is unlawful, void or voidable. Neither the applicable Originator of such BNPL Receivable nor Borrower has not entered into any agreement with the related Obligor that prohibits, restricts or conditions the assignment, pledge or sale of any portion of such BNPL Receivable.
(xv)No Liens. No Liens (other than Permitted Liens) exist for work, labor, or materials relating to the Related Security that are Liens prior to, or equal or coordinate with, the security interest in those items of the Related Security granted by the related Contract.
(xvi)All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Borrower a validly perfected security interest in such BNPL Receivable has been, or will be, made within ten (10) calendar days of the date Borrower acquired such BNPL Receivable.
(xvii)UCC. The BNPL Receivable constitutes an “account” or a “general intangible” and the related Contract constitutes “tangible chattel paper”, each as defined in Article 9 of the UCC.
(xviii)One Original. There is only one original executed copy of the related Contract. Until such time as the Receivable File is delivered to the Custodian, the applicable Seller or Borrower has possession of such original. Except as set forth in Section 3.2 of the Loan Agreement, such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the applicable Seller.
(xix)No Notice of Bankruptcy. None of Originator, the applicable Seller or Borrower has received notice that the related Obligor is a debtor in a bankruptcy proceeding.
(xx)Maturity. Such BNPL Receivable has an original maturity of not greater than two (2) months.
(xxi)Original Loan Balance. Such BNPL Receivable does not have an Original Loan Balance (with respect to a single Obligor) greater than $1,000.

IV.A Lease Receivable shall be an Eligible Lease Receivable if it meets each of the following eligibility criteria:
(i)The Lease Receivable. The Lease Receivable (1) represents the obligation of an Obligor to make the payments specified in the related Contract with respect to certain Goods, (2) has been originated by the applicable Originator in the ordinary course of such Originator’s business, (3) represents the obligation of an Obligor that is a resident of the United States of America, (4) does not arise out of or relate to any Obligor that is an Excluded Obligor, (5) was originated in accordance with the Underwriting Guidelines and any other origination standards of

Exhibit B-9

Borrower, the applicable Seller and Parent as may be approved from time to time by PFM in writing, (6) does not have a Lease-to-Cost Ratio less than one hundred and twenty-five percent (125%), (7) is payable in Dollars, (8) does not have an Obligor with a VantageScore™ 3.0 (or beyond) below 550, (9) the installment lease payment amount of such Lease Receivable, when converted to a monthly payment amount, does not exceed $350.00 per month, (10) does not relate to any Obligor who is a resident of a state where leasing the related Good is illegal, (11) is not secured by a Title II weapon as defined by the National Firearms Act of 1934 nor any semi-automatic weapon that allows for burst fire or has a barrel length under 16”, and (12) was initially originated in the name of the applicable point-of-sale retailer or service provider. For the avoidance of doubt, any new Lease Receivables for which the Borrower/Parent has not obtained a VantageScore™ 3.0 (or beyond) will not be considered eligible for funding under the Facility.
(ii)The Contract. The related Contract (1) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for the practical realization against the collateral of the benefits of the security, (2) has been fully and properly executed by the parties thereto, (3) provides for level installment lease payments (provided that the last payment may be different), (4) provides for, in the event that such Good is purchased by the Obligor prior to the end of the lease term, a payment to purchase that pays the cost of the Goods less all lease payments made plus the sum of monthly rent charges through prepayment date, (5) provides for, in the event that such Good is purchased at the end of the lease term, a payment to purchase that pays the specified last payment to purchase amount, (6) does not contain a legally enforceable provision requiring the related Obligor to consent to the transfer, sale or assignment of the right to payment thereunder unless a written consent of such Obligor has been obtained and (7) complies with applicable Law at the time of origination or, to the extent such Contract failed to comply with applicable Law at the time of origination, such Contract has been amended so that it complies with all applicable Laws.
(iii)Schedule of Lease Receivables. The information contained in each Computer Tape is complete, true and correct in all material respects as of the Funding Date and, as applicable, the date of each Borrowing Base Certificate. No selection procedures believed to be adverse to Borrower or Lenders have been utilized in selecting the Lease Receivable from those receivables that meet the criteria contained herein.
(iv)Location of Files. The related Receivable File has been delivered to the Custodian and, to the extent the Custodian is not also the Servicer, the related “Servicing File” (as that term is defined in the Servicing Agreement) has been delivered to the Servicer in accordance with the terms of the Servicing Agreement.
(v)Compliance with Law. The Lease Receivable (including the Contract) and the lease of the related Good complied at the time it was originated and upon the execution of this Agreement, and the sale to Purchaser, complies in all material respects with all Requirements of Law.

Exhibit B-10

(vi)Binding Obligation. Such Lease Receivable represents the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(vii)No Government Obligor. Such Lease Receivable is not due from the United States of America or any state, political subdivision thereof, or from any agency, department, or instrumentality of the United States of America or any state or political subdivision thereof.
(viii)Lease Receivable in Force. Such Lease Receivable has not been satisfied, subordinated, or rescinded.
(ix)No Waiver or Extension. No provision of such Lease Receivable has been waived or amended other than in accordance with the Policies and Procedures. Such Lease Receivable has not had its original lease term extended other than in accordance with the Policies and Procedures.
(x)No Reimbursement. The amount of such Lease Receivable (as evidenced by the related Contract) is not subject to any requirement contained in the related Contract that funds be reimbursed in the event of cancellation of such Contract.
(xi)No Defenses. No right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened with respect to such Lease Receivable.
(xii)No Default. Except payment delinquencies continuing for a period of not more than sixty (60) days, no default, breach, violation or event permitting acceleration under the terms of such Lease Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such Lease Receivable has arisen. Such Lease Receivable is neither a Write-Off nor is more than sixty (60) days past due.
(xiii)Title. Prior to the transfer of such Lease Receivable from a Seller to Purchaser, such Good and Related Security and Lease Receivable have not been sold by the Originator or such Seller, as applicable, to any Person other than Borrower. Immediately prior to the transfer of such Good and Related Security and Lease Receivable contemplated under the related Purchase Agreement, such Seller had good title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others and, since immediately upon the sale and transfer thereof, Borrower has good and marketable title to such assets free and clear of all Liens, encumbrances, security interests, participations and rights of others (other than Permitted Liens). Such Good and Related Security and Lease Receivable have not been sold by Borrower to any Person. Such Seller has fully paid the retailer for such Goods in good and available funds and all taxes have been paid in full at the time of such sale.

Exhibit B-11

(xiv)Valid Assignment. The Lease Receivable has not been originated in and is not subject to the laws of, any jurisdiction under which the transfer of such Lease Receivable to Borrower pursuant to the related Purchase Agreement or a grant of a security interest to PFM pursuant to this Agreement is unlawful, void or voidable. Neither the applicable Originator nor Borrower has entered into any agreement with the related Obligor that prohibits, restricts or conditions the assignment, pledge or sale of any portion of such Lease Receivable.
(xv)No Liens. No Liens (other than Permitted Liens) exist for work, labor, or materials relating to the Related Security that are Liens prior to, or equal or coordinate with, the security interest in those items of the Related Security granted by the related Contract.
(xvi)All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Borrower a validly perfected security interest in such Lease Receivable has been, or will be, made within ten (10) calendar days of the date Borrower acquired such Lease Receivable.
(xvii)UCC. The Lease Receivable constitutes an “account” or a “general intangible” and the related Contract constitutes “tangible chattel paper”, each as defined in Article 9 of the UCC.
(xviii)One Original. There is only one original executed copy of the related Contract. Until such time as the Receivable File is delivered to the Custodian, the applicable Seller or Borrower has possession of such original. Except as set forth in Section 3.2 of the Loan Agreement, such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the applicable Seller.
(xix)No Notice of Bankruptcy. Neither the applicable Seller nor Borrower has received notice that the related Obligor is a debtor in a bankruptcy proceeding.
(xx)Maturity. Such Lease Receivable has an original maturity of not greater than twenty-four (24) months.
(xxi)Original Lease Balance. Such Lease Receivable does not have an Original Lease Balance greater than $10,000.
(xxii)Cost of Goods. Such Lease Receivable does not relate to Goods that have an original purchase price greater than $5,000.
(xxiii)Single Receivable Per Financed Receivable. No Good shall be financed by more than one Lease Receivable over the life of the facility.

Exhibit B-12

Portfolio Concentration Limits (with respect to all Receivables).    Such Receivable does not, when included in the portfolio of the Eligible Receivables, cause:
(A)more than twenty percent (20%) of the aggregate Calculated Principal Balances of the Eligible Receivables to be comprised of Receivables sourced from Obligors residing in any one state;
(B)the weighted average VantageScore™ 3.0 (or beyond) to be less than 700 with respect to Prime RISC Receivables, 610 with respect to all other RISC Receivables and the Lease Receivables, and 665 with respect to CL Receivables;
(C)more than 5% of the aggregate Calculated Principal Balances of the Eligible Receivables to be comprised of Receivables that have a VantageScore™ 3.0 (or beyond) below 565, or have a code of between 0 and 4 instead of a VantageScore™ 3.0 (or beyond);
(D)the weighted average interest rate to be less than 25% with respect to Prime RISC Receivables, 75% with respect to all other RISC Receivables, and 30% with respect to CL Receivables;
(E)more than twenty-three percent (23%) of the aggregate Calculated Principal Balances of the Eligible Receivables to be sourced from a single retail seller during any one calendar month;
(F)more than five percent (5%) of the aggregate Calculated Principal Balances of the Eligible Receivables to be comprised of BNPL Receivables;
(G)the weighted average Lease-to-Cost ratio of the Lease Receivables to be less than 215%;
(H)more than ten percent (10%) of the aggregate Unpaid Principal Balances of the Eligible Loan Receivables to be comprised of Receivables with Original Loan Balances greater than $5,000; and
(I)the weighted average Original Term of the Loan Receivables (excluding the BNPL Receivables) to be more than 20 months.

Exhibit B-13

EXHIBIT C POLICIES AND PROCEDURES LOAN ACQUISITION PROCESS
[see attached]

Exhibit C-1

EXHIBIT D
FORM OF NOTICE OF BORROWING
[see attached]

Exhibit D-1

EXHIBIT E
FORM OF BORROWING BASE CERTIFICATE
[see attached]

Exhibit E-1

EXHIBIT F COMPUTER TAPE INFORMATION
[see attached]

Exhibit F-1

EXHIBIT G RECEIVABLE FILES INFORMATION
With respect to each Receivable:
(a)the original executed Contract, together with any modifications or amendments thereto, endorsed in blank.
(b)the original credit application fully executed by the related Obligor or a photocopy thereof or a record thereof on a computer file or diskette or on microfiche.
(c)the original ACH authorization executed by the related Obligor.
(d)a copy of all other documentation (other than the Contract) delivered by the applicable Seller to the related Obligor, including: (i) if applicable, notice of right of rescission, duly completed and executed by the related Obligor, (ii) privacy disclosure, executed by the related Obligor, and (iii) the related credit decision.
(e)any and all other documents (including any computer file or diskette or microfiche and any customer correspondence or notations of customer communications) that the applicable Seller keeps on file, in accordance with its customary procedures, relating to a Receivable or the Related Security, or an Obligor.

Exhibit G-1

EXHIBIT H
FORM OF REMITTANCE REPORT
[see attached]

Exhibit H-1

SCHEDULE 5.18
LOCATIONS, LEGAL NAMES AND DEPOSIT ACCOUNTS
Legal Name:    Credova SPV I, LLC

Primary Place of Business
And Chief Executive Office    515 W. Aspen Street, Suite 200c Bozeman, MT 59715

Deposit Accounts    Credova SPV I, LLC

DACA Deposit Account # 1706010061 DACA Deposit Routing #
Bank Name: Wells Fargo Bank, National Association

Bank Address:
Mail Address Code: D1129-075 301 South Tryon Street, 7th Floor Charlotte, NC 28282-1915